As filed with the Securities and Exchange Commission on October 31, 1997
             Registration No.

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549

                         AMENDMENT NO. 2
                                TO
                             FORM SB-2

      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       FRANKS' EXPRESS, INC.
          (Name of small business issuer in its charter)

 COLORADO              6770      84-1170846
(State  or  jurisdiction  of  (Primary Standard Industrial   (IRS Employer
incorporation or organization) Classification Code Number)  Identification No.)


                     12146 East Amherst Circle
                     Aurora, Colorado,  80014
                          (303) 695-9554
(Address and telephone number of Registrant's principal executive offices)

                          Charles Burton
                      2903 South Uinta Street
                      Denver, Colorado  80231
                          (303) 696-7523
    (Name, address, and telephone number of agent for service)

                             COPY TO:
                      David M. Summers, Esq.
            5670 Greenwood Plaza Boulevard, Suite 422
                    Englewood, Colorado  80111
                          (303) 220-5420

Approximate date of proposed sale to the  public:   As  soon as practicable
after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.




             (Cover Page Continues on Following Page)

                  CALCULATION OF REGISTRATION FEE

Title of each   Amount to   Proposed maximum  Proposed maximum    Amount of
class of    be registered   offering price    aggregate offering   registration
securities                         per unit          price            fee
to be
registered

Common shares    100,000            $1.00         $100,000          $30.00

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                       CROSS REFERENCE SHEET

           SHOWING LOCATION IN PROSPECTUS OF INFORMATION
                  REQUIRED BY PART 1 OF FORM SB-2

               ITEM NUMBER AND CAPTION  PROSPECTUS HEADING

1.   Front of Registration  Statement  and    Outside  Front  Cover  Page  of
     Outside Front Cover of Prospectus        Prospectus

2.   Inside  Front  and  Outside  Back        Inside Front and Outside Back
     Cover of Prospectus                      Cover of Prospectus

3.   Summary Information and Risk Factors     Prospectus Summary; Risk Factors

4.   Use of Proceeds                          Use of Proceeds

5.   Determination of Offering  Price         Outside Front Cover Page  of
                                              Prospectus; Plan of Distribution

6.   Dilution                                 Dilution

7.   Selling Security Holders                 Not Applicable

8.   Plan of Distribution                     Outside Front Cover of Prospectus;
                                              Plan of Distribution

9.   Legal Proceedings                        Legal Proceedings

10.  Directors, Executive Officers,           Management
     Promoters and Control Persons

11.  Security Ownership of Certain            Security Ownership of
     Beneficial Owners and                    Management and Principal
     Management                               Shareholders

12.  Description of Securities                Description of Securities

13.  Interest of Named Experts and Counsel    Legal Matters

14.  Disclosure of Commission Position on     Not Applicable
     Indemnification for Securities Act
     Liabilities

15.  Organization Within Last Five Years      Not Applicable

               ITEM NUMBER AND CAPTION  PROSPECTUS HEADING

16.  Description of Business                 Business

17.  Management's Discussion and             Management's Discussion
     Analysis or Plan of Operation           Analysis or Plan of Operation

18.  Description of Property                 Business

19.  Certain Relationships and Related       Certain Relationships and Related
     Transactions                            Party Transactions

20.  Market for Common Equity and Related    Outside Front Cover Page of
     Stockholder Matters                     Prospectus;
                                             Risk Factors; Plan of Distribution;
                                             Description of Securities

21.  Executive Compensation                  Executive Compensation

22.  Financial Statements                    Index to Financial Statements

23.  Changes In and Disagreements With       Not Applicable
     Accountants on Accounting and
     Financial Disclosure

                            PROSPECTUS

                       Franks' Express, Inc.
                     (a Colorado Corporation)
                     12146 East Amherst Circle
                      Aurora, Colorado  80014

   50,000 Shares Minimum/100,000 Shares Maximum of Common Stock

     Franks' Express, Inc., a Colorado corporation (the "Company") is offering for sale a minimum of 50,000 shares and a maximum of 100,000 shares of its $.0001 par value common stock ("Shares"). The Shares are being offered and sold primarily by officers and directors of the Company. Registered broker-dealers may also participate in the offering, but no such broker-dealers have been identified as of the date of this Prospectus. If less than the minimum amount of Shares are sold within four (4) months from the effective date of this Prospectus, all funds received by the Company from subscribers will be promptly returned without interest or deduction for expenses. (SEE "PLAN OF DISTRIBUTION.")

        The Company is conducting a blank check offering subject to the United States Securities and Exchange commission's Rule 419 of Regulation C. The net offering proceeds, after deduction for underwriting commissions and offering expenses (estimated at $59,000 if the maximum number of shares are
sold  and  $14,000  if  the minimum number of shares  are  sold)   and  the
securities to be issued to investors must be deposited in an escrow account (the "DEPOSITED FUNDS" and the "DEPOSITED SECURITIES," respectively) While
held  in  the  escrow  account,  the   securities  may  not  be  traded  or
transferred.  Except for an amount up to 10% of the DEPOSITED FUNDS ($5,900 if the maximum number of shares are sold  and  $1,400 if the minimum number of shares are sold) otherwise releasable under the rule, the DEPOSITED FUNDS and the DEPOSITED SECURITIES may not be released until an acquisition meeting certain specified criteria has been made and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the DEPOSITED FUNDS to any investor who does not elect to remain an investor. Unless a sufficient number of investor elect to remain investors, all investors will be entitled to the return of a pro rata portion of the DEPOSITED FUNDS (and any interest earned thereon) and none of the DEPOSITED SECURITIES will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date, the DEPOSITED FUNDS will be returned on a pro rata basis to all
investors.   (See "Investors' Rights and Substantive Protection  Under  SEC
Rule 419").

     THESE ARE  SPECULATIVE SECURITIES, INVOLVING A HIGH DEGREE OF RISK AND
IMMEDIATE AND SUBSTANTIAL  DILUTION.    THESE  SECURITIES  SHOULD  ONLY  BE
PURCHASED  BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.  (SEE
"RISK FACTORS.")   PURCHASERS OF SECURITIES OFFERED BY THIS PROSPECTUS MUST
BE RESIDENTS OF COLORADO, CALIFORNIA, FLORIDA, ILLINOIS, NEVADA, ILLINOIS, NEVADA, NEW YORK OR UTAH, AND TO THE EXTENT THAT A TRADING MARKET FOR THE COMPANY'S SECURITIES DEVELOPS IN THE FUTURE, THE SECURITIES OFFERED BY THIS
PROSPECTUS MAY BE RESOLD ONLY TO RESIDENTS  OF  THOSE  STATES.       NO PUBLIC
MARKET FOR SHARES SOLD IN THIS OFFERING CAN DEVELOP UNTIL SUCH SHARES ARE RELEASED FROM ESCROW PURSUANT TO THE PROVISIONS OF SEC RULE 419 IN CONJUNCTION WITH

SUCCESSFUL  COMPLETION OF A BUSINESS COMBINATION.      (SEE "RISK FACTORS  --
State Blue Sky Registration; Restricted Resales of the Securities.)

     In the event the minimum offering amount is raised prior to the end of the four (4) month offering period, the Company may, at its discretion, close the offering, or continue the offering until the expiration of the four (4) month offering period, or until the maximum offering amount ($100,000) is raised, whichever occurs first. In the event the minimum offering is sold, any monies held in escrow will be released to the Company upon compliance with additional conditions specified in SEC Rule 419. (SEE "PLAN OF DISTRIBUTION.")

               PRICE TO PUBLIC COMMISSIONS(1) PROCEEDS TO COMPANY(2)
     Per Share       $1.00            $.10               $.90
     Minimum       $ 50,000.00   $ 5,000.00        $45,000.00
     Maximum       $100,000.00   $10,000.00        $90,000.00


            The date of this Prospectus is October 31, 1997.

(1)  The offering is being sold by officers and directors of the Company to
     whom  no commission or other offering remuneration will be paid.   All
     officers  and  directors of the Company are expected to participate in
     selling efforts.     Registered broker-dealers are also permitted to make
     sales of Shares, but no such broker-dealers have been identified as of
     the date of this Prospectus.      The Company may pay commissions of up to
     ten percent (10%)  of  any  offering  proceeds  raised  by one or more registered  broker-dealers  or their representatives.  The  table  has been prepared using the assumption that the maximum commission will be paid on all Shares sold.

   (2)  Proceeds to Company have been  computed after deduction of the maximum commissions, and prior to the deduction  of  other  offering  expenses estimated  to  be  approximately  $31,000.  Proceeds from the sale  of
     Shares  will  be deposited in escrow  by  noon  of  the  business  day following receipt  thereof  with  Corporate Stock Transfer, in Denver,
     Colorado.       In the event that 50,000  Shares,  having  a  subscription price of $50,000  are  not  sold  within  four  (4)  months  from  the effective  date  of  this  Prospectus,  all  proceeds  raised  will be promptly returned to investors without interest, and without deducting any expenses incurred in connection with this offering.

     Although  the  Company intends to seek to have its common stock listed on the NASD Bulletin  Board following this offering, there is no market for the Company's common stock as of the date of this Prospectus, and there can be no assurance that a  public  market  for the Company's common stock will develop, or if so developed, will be sustained  to  any  extent,  given the small  size  of  this  offering and the Company's limited shareholder base.
Such a listing for shares  offered  by this Prospectus will not occur until after  a  business  combination has been  effected  and  shares  have  been released from escrow, pursuant to the Provisions of SEC Rule 419 (SEE "RISK
FACTORS" and "DESCRIPTION OF SECURITIES.   ")

     The offering price of the Shares has been determined by the Company without regard to any traditional established criteria of value. The price was selected because the Company believes the Shares can best be sold at this price.

     THESE  SECURITIES  HAVE  NOT  BEEN  APPROVED  OR  DISAPPROVED  BY  THE
SECURITIES  AND  EXCHANGE COMMISSION, NOR HAS THE SECURITIES  AND  EXCHANGE
COMMISSION PASSED  UPON  THE  ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE  COMPANY'S  OFFICERS, DIRECTORS,  AND  EXISTING  SHAREHOLDERS  MAY
PURCHASE A PORTION OF  THE  SHARES OFFERED BY THIS PROSPECTUS UPON THE SAME
TERMS AND CONDITIONS AS OTHER  INVESTORS  IN  THIS OFFERING.  THE AGGREGATE
NUMBER  OF SHARES WHICH MAY BE PURCHASED BY SUCH  OFFICERS,  DIRECTORS  AND
EXISTING  SHAREHOLDERS,  HOWEVER,  SHALL  NOT  EXCEED  50% OF THE NUMBER OF
SHARES SOLD IN THIS OFFERING TO OTHER INVESTORS.

     The Shares are offered by the Company, subject to prior sale, allotment, acceptance, withdrawal, cancellation or modification of the offering. Any modification to the offering will be made by means of an amendment to the Prospectus. The Company reserves the right to withdraw or cancel the offering without notice, and to reject any orders, in whole or in part, for the purchase of any of the offered Shares.

     The Company will make available to its shareholders an Annual Report on Form 10-K containing financial information audited and reported upon by independent certified public accountants, and it may also provide unaudited quarterly or other interim reports as it deems appropriate. The Company is a "reporting company" under the Securities Exchange Act of 1934 and will comply with the periodic reporting requirements of the Securities Exchange
Act of 1934. When such reports, proxy statements and other information are filed by the Company with the Securities and Exchange Commission (the
"Commission"), they will be available for inspection and copying at the Public Reference section of the Commission at Room 1024, Judiciary Plaza,
450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center 300 West Madison Street, Suite 1400,
Chicago, Illinois 10048, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.
The address of the Web site is (http://www.sec.gov).

     The Company will provide without charge to each person who receives this Prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the Prospectus
(excluding exhibits to the information that is incorporated by reference, unless the exhibits are themselves specifically incorporated by reference), by directing written requests to Mr. Charles Burton at 2903 South Uinta
Street, Denver, Colorado 80231, and oral requests  to  Mr.  Burton at (303)
696-7523.

                         ADDITIONAL INFORMATION

     A  registration statement on Form SB-2, including amendments  thereto, relating  to  the  Shares  offered by this Prospectus has been filed by the
Company with the Securities  and  Exchange  Commission  in Washington, D.C.
This Prospectus does not contain all of the information set  forth  in  the registration  statement and the exhibits and schedules to such registration statement.  For  further  information  with  respect to the Company and the
Shares offered by this Prospectus, reference is  made  to such registration statement, exhibits and schedules.  Statements contained in this Prospectus as to the contents of any contract or other document referred  to  in  this
Prospectus are not necessarily complete, and in each instance reference  is made  to the copy of such contract or other document filed as an exhibit to the registration  statement,  each  such  statement  being qualified in all respects by such reference.  A copy of the registration  statement  may  be
inspected   without   charge  at  the  Commission's  principal  offices  in
Washington, D.C., and copies  of  all  or  any part thereof may be obtained from  the Commission upon the payment of certain  fees  prescribed  by  the
Commission.


     REPORTS   TO  SHAREHOLDERS.   Pursuant  to  the  requirements  of  the
Securities Exchange  Act  of  1934,  the Company will make available annual reports  to shareholders which will include  audited  financial  statements reported on  by its certified public accountants.  In addition, the Company may make available  quarterly  or  other  interim  reports  to shareholders containing unaudited financial statements or financial information.

                         TABLE OF CONTENTS

                                                              PAGE

PROSPECTUS SUMMARY ...............................           1

RISK FACTORS......................................           7

DILUTION..........................................          22

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS...............          23

COMPARATIVE DATA .................................          24

USE OF PROCEEDS...................................          24

PLAN OF DISTRIBUTION .............................          26

LEGAL PROCEEDINGS.................................          27

MANAGEMENT........................................          28

BUSINESS..........................................          29

SECURITY OWNERSHIP OF MANAGEMENT AND
  PRINCIPAL SHAREHOLDERS..........................          37

   DESCRIPTION OF SECURITIES     ........................          38

CERTAIN RELATIONSHIPS AND     RELATED PARTY
  TRANSACTIONS............................................. 40

   EXECUTIVE COMPENSATION............................          40

LEGAL MATTERS.....................................          41

TRANSFER AGENT....................................          41

EXPERTS.................................................... 42

INDEX TO FINANCIAL STATEMENTS.....................          F-1

                        PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements (including the notes to the same) appearing elsewhere in this Prospectus.
Each prospective investor is urged to read this Prospectus in its entirety.

                            THE COMPANY
BUSINESS OBJECTIVES

     The  Company was incorporated under the laws of the State of  Colorado on May 17,  1991,  for  the  purpose of engaging in the retail food service business.  The Company closed  its  restaurants  and a retail ice cream and candy shop in November of 1993 and has not conducted  any material business
activities since that time.   The Company's current business  objective  is
to seek to effect a merger, exchange of capital stock, asset acquisition or other  similar  business  combination  (a  "Business  Combination") with an operating  or  development stage business (a "Target Business")  which  the
Company  believes   has  significant  growth  and  profit  potential.   The
implementation of the  Company's business objective  is contingent upon the successful sale of the shares  of  Common  Stock  in  this  Offering.  (SEE
"BUSINESS.")   The  Company  will not engage in any substantive  commercial business immediately following  this  Offering and for an indefinite period of time following this Offering.

        This Offering is characterized as a "blank check" offering under the provisions of SEC Rule 419. The merger by an operating company into a "blank check" company as a method of financing offers a number of advantages to traditional financing alternatives such as an initial public offering. These advantages include the speed with which capital is raised, lower financing costs, and reduced risk related to commencing, but not completing a financing.

     The  Company  has  no  plan,  proposal,  agreement,  understanding  or arrangement to acquire or merge with any specific  business or company, and the  Company  has  not  identified  any specific business  or  company  for investigation  and evaluation.  The Company  intends  to  utilize  the  net proceeds of this  offering,  equity  securities,  debt securities, bank and other borrowing or a combination the same to effect a Business Combination.
The  Company  will  not  restrict  its  search to any particular  business, industry, or geographical location, and management  reserves  the  right to evaluate  and enter into any type of business in any location.  The Company may participate  in  newly organized business venture or a more established company entering a new  phase of growth or in need of additional capital to
overcome existing financial  problems.   Most  likely,  the Target Business
will  be  primarily  located  in  the United States, although  the  Company reserves the right to acquire a Target  Business  primarily located outside the United States.

        While  the Company may, under certain circumstances,  seek  to  effect
Business  Combinations   with   more  than  one  Target  Business,  in  all
likelihood, as a result of its limited resources, the Company will have the ability  to  effect  only  a  single Business  Combination  with  a  Target
Business.      The Company will not  expend  less  than 80% of the net proceeds derived from this Offering.  The Company does not  intend  to register as a broker-dealer,  merge  with  or  acquire  a  registered  broker-dealer,  or
otherwise  become  a  member of the NASD.     None of the Company's  officers,
directors or promoters,  and  no other affiliate of the Company has had any preliminary contact or discussions  with  any  representative  of any other company  regarding the possibility of an acquisition or merger between  the
Company and  such  other company.      The Company and its promoters know of no
outside person or group of persons who are likely to purchase, beneficially own or control any portion  of  the  securities offered by this Prospectus, although officers, directors and existing  shareholders may purchase shares in this offering.  There

are no plans, proposals or arrangements or understandings with respect to the sale of additional securities to affiliates, current shareholders or others following this offering prior to the identification of a business opportunity for a Business Combination.

     Although the Company will provide relevant information regarding any selected Target Business in connection with a reconfirmation offer, the Company does not intend to provide the Company's security holders with a complete set of disclosure documents concerning the Target Business (which would include audited financial statements) prior to the consummation of any merger or acquisition transaction.

BUSINESS EXPERIENCE OF PRINCIPALS

     The executive officers and the other directors of the Company have business experience which has provided them with skills which the Company believes will be helpful in evaluating potential Target Businesses and negotiating a Business Combination.

POSSIBLE RETENTION OF INVESTMENT BANKER

     The  Company   may  retain  an  investment  banking  firm  to  aid  in
identifying,  evaluating,   structuring,  negotiating  and  consummating  a
Business Combination.

  INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION UNDER SEC RULE 419

   GENERAL

     The Securities and Exchange  Commission  ("SEC ") has adopted SEC Rule
419  relating to "blank check" issuers (companies  that  have  no  specific business plan or have indicated that their plan is to engage in a merger or acquisition  with  an  unidentified company).  This rule provides that upon consummation of the offering  there  be deposited into an escrow or special account all proceeds received, less underwriting  commissions  and  certain expenses,  and all securities issued.  The net offering proceeds (less  10%
which may be  withdrawn  for  expenses)  must  remain  in  escrow until the earlier of, an acquisition meeting certain criteria and affirmation  of the
offering,  or  18  months.    During  such  escrow period no trading in the
securities  offered by this Prospectus may take  place.   Inasmuch  as  the
Company  is  planning  to  engage  in  a  merger  or  acquisition  with  an unidentified company, the Company will be subject to SEC Rule 419.


DEPOSIT OF OFFERING PROCEEDS AND SECURITIES

     SEC Rule  419 requires that the net offering proceeds, after deduction for underwriting  compensation  and offering expenses and all securities to be issued be deposited into an escrow  or  trust  account  (the  "Deposited
Funds"  and  "Deposited Securities," respectively) governed by an agreement which contains  certain  terms and provisions specified by the rule.  Under
SEC Rule 419, the Deposited  Funds (less 10% otherwise releasable under the rule) and the Deposited Securities  will  be released to the Company and to investors, respectively, only after the Company has met the following three
conditions.   First,  the  Company  must  execute   an   agreement  for  an
acquisitions(s) meeting certain prescribed criteria.  Second,  the  Company must successfully complete a reconfirmation offering which includes certain prescribed terms and conditions.

Third,   the   acquisition(s)  meeting  the  prescribed  criteria  must  be consummated (SEE  "Prescribed  Acquisition  Criteria"  and  "Reconfirmation
Offering" within this section.)  Accordingly, the Company has  entered into
an escrow agreement with Corporate Stock Transfer, Denver, Colorado   ( the
"Escrow Agent") which provides that:

     (1) The net proceeds (gross proceeds after deduction of commissions) will be deposited into an escrow account maintained by the Escrow
     Agent  promptly  after  the  successful completion  of  the  offering.
     Except for the 10% of the Deposited Funds, which may be released to the Company, the Deposited Funds and interest or dividends thereon, if any, will be held for the sole benefit of the investors and can be invested only in a bank savings account, a money market fund, or federal government securities or securities guaranteed as to principal and interest by the federal government.

     (2)  All securities issued in connection  with  the  offering  and any other  securities  issued  with respect to those securities, including securities issued with respect  to  stock  splits, stock dividends, or similar rights, will be deposited directly into escrow with the Escrow
     Agent  promptly  upon  issuance.   Certificates   for   the  Deposited
     Securities will be issued in the names of the investors.  Accordingly, the Deposited Securities are deemed to be issued and outstanding,  and are held by the Escrow Agent for the sole benefit of the investors who retain  voting  rights  with respect to the Deposited Securities.  The
     Deposited Securities held  in  escrow may not be transferred, disposed of, nor any interest created therein,  other  than by will or the laws of  descent  and  distribution, or, pursuant to a  qualified  domestic relations order as defined by the Internal Revenue Code of 1986 or the
     Employee Retirement Income Security Act.

     (3) Warrants, convertible securities, or other derivative securities relating to securities held in escrow, if any, may be exercised or converted in accordance with their terms; provided, however, that the securities received upon exercise or conversion together with any cash or other consideration paid in connection with the exercise or conversion, are to be promptly deposited into escrow.

PRESCRIBED ACQUISITION CRITERIA

     SEC  Rule  419  requires  that  before  the  Deposited  Funds and  the
Deposited Securities can be released, the Company must first execute one or more  agreements  to  acquire  one  or more acquisition candidates  meeting certain specified criteria.  The agreement  must provide the acquisition of a  business  or  assets for which the fair market  value  of  the  business represents at least  80%  of the offering proceeds, (excluding underwriting commissions, underwriting expenses,  and  dealer allowances payable to non-
affiliates).  For purpose of the offering,  the estimated fair value of the business or assets to be acquired must therefore be at least $72,000 if the entire offering is sold entirely through broker-dealers, or $36,000 if only
the  minimum  offering is sold entirely through  broker-dealers.   Once  an
acquisition agreement  meeting  the  above  criteria has been executed, the
Company must successfully complete the mandated reconfirmation offering and consummate  the acquisition.  Any agreement pertaining  to  an  acquisition
will  include   a   condition   precedent  to  the  effect  that  investors
representing 80% of the offering  proceeds  must  elect  to reconfirm their investment in the Shares, all as provided in SEC Rule 419.

     It is possible that the Company may propose to acquire a business in the development stage. A business is in the development stage if it is devoting substantially all of its efforts to establishing a new business, and either planned principal operations have commenced or planned principal operations have commenced, but there has been no significant revenue therefrom. As described above, under SEC Rule 419 the Company must acquire a business or assets for which the fair value of the business represents at least 80% of the net offering proceeds. Therefore, the Company's ability to acquire a business in the development stage may be limited to the extent it cannot locate such businesses with a fair value high enough to satisfy the requirements of SEC Rule 419.

POST EFFECTIVE AMENDMENT

     Once the agreement governing the acquisition of a business meeting the above criteria has been executed,  SEC  Rule  419  requires  the Company to
update   its    registration  statement  with  a  post-effective  amendment
("Amendment").  The  Amendment must contain information describing (a)  the proposed acquisition candidate  (or  candidates,  if more than one) and its business, including audited financial statements, (b)  the  outcome of this
offering;  and,  (c)  the  use  of  the  funds disbursed from escrow.   The
Amendment must also include the terms of the  reconfirmation offer mandated by SEC Rule 419.  The reconfirmation offer will  include certain prescribed conditions which must be satisfied before the Deposited Funds and Deposited
Securities can be released from escrow.

RECONFIRMATION OFFERING

     A reconfirmation offer must commence within five business days after the effective date of the Amendment. Pursuant to SEC Rule 419, the terms of the reconfirmation offer must include the following conditions:

     (1) The prospectus contained in the Amendment will be sent to each investor whose securities are held in escrow within five business days after the effective date of the Amendment;

     (2) Each investor will have not less than 20, nor more than 45, business days from the effective date of the Amendment to notify the Company in writing, that the investor elects to remain an investor;

     (3) If the Company does not receive written notification from investors representing 80% of the offering proceeds (estimated at $72,000, if the entire offering is sold, or $36,000, if only the minimum offering is sold), within 45 business days following the effective date of their election to reconfirm their investments in the Shares, the Deposited Funds (and any related interest or dividends) held in escrow for all investors will be returned to them, on a pro rata basis, within five business days by first class mail or other equally prompt means;

     (4)    The  acquisition  will  be  consummated   only   if   investors
     representing  80%  of  the  offering  proceeds  notify  the Company in writing of their election to reconfirm their investments in the Shares within 45 business days following the effective date of the Amendment;


     (5) If an acquisition is consummated, any investor who does not reconfirm his or her investment in the Shares to the Company in writing within 45 days following the effective date of the Amendment will receive his or her pro rata portion of the Deposited Funds (and any related interest or dividends) held in escrow for all investors within five business days by first class mail or other equally prompt means;

     (6)   If an acquisition is not consummated by February  12,  1999  (18 months  from  the  date  of this Prospectus), the Deposited Funds then held in escrow shall be returned  to all investors on a pro rata basis within five business days by first  class mail or other equally prompt means.

RELEASE OF DEPOSITED SECURITIES AND DEPOSITED FUNDS

     The Deposited Funds and Deposited Securities may be released to the Company and the investors, respectively, after the Escrow Agent has received a signed representation from the Company and any other evidence acceptable to them that: the company has executed one or more agreements for the acquisition of one or more business for which the fair market value of the business represents at least 80% of the total offering proceeds which are derived from this offering and has filed the required Amendment;
the Amendment has been declared effective, the mandated reconfirmation offer containing the conditions prescribed by SEC Rule 419 has been completed, and the Company has satisfied all of the prescribed conditions of the reconfirmation offer; and, the acquisition of the business with the fair market value of at least 80% of the offering proceeds is consummated.


                           THE OFFERING

     This Prospectus relates to the offering by the Company of a minimum of 50,000 and a maximum of 100,000 Common Shares (par value $.0001 per share) at an offering price of $1.00 per Share (the "Shares"). This offering is made on a "best efforts" basis.

   Offering Price Per Share  ............................. $ 1.00

Minimum Number of Shares Offered .................      50,000
Maximum Number of Shares Offered ....................  100,000

Common Shares Outstanding Prior to Offering   .......1,000,000

Common Shares to be Outstanding After Minimum Offering       1,050,000
Common Shares to be Outstanding After Maximum Offering       1,100,000

Minimum Gross Proceeds to the Company .................        $50,000
Maximum Gross Proceeds to Company .....................       $100,000

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock (par value $.0001 per share) and 10,000,000 shares of Preferred Stock (par value $.0001 per share).


                           RISK FACTORS

     The securities  offered  by  this  Prospectus involve a high degree of risk  and  immediate  substantial  dilution and  therefore  should  not  be purchased  by  investors  who  cannot  afford  the  loss  of  their  entire investment.  Prior to this offering there has been no public market for the
Shares and there can be no assurance that  such a market will develop after release of the Deposited Securities, especially  in  view of the small size
of  this offering and the Company's limited shareholder  base.   Such  risk
factors  include, among others, the following; the Company's lack of recent profitable  operating history and limited resources; the small size of this offering, its  small  shareholder  base,  no  present  source  of revenues;
intense competition in selecting a Target Business and effecting a Business
Combination;   and,   because  of  the  Company's  limited  resources,  the
possibility that the Company's  due  diligence investigation of a potential
Business Combination will be restricted, especially in the case of a Target
Business  outside the United States.  The  Company's  independent  auditors have stated  in  their  opinion  that  the  Company's  financial statements contemplate  the  Company's ability to continue as a going  concern,  which
will  be  dependent  upon   the  Company's  ability  to  obtain  financing.
Investors will incur immediate  substantial dilution.     (SEE "RISK FACTORS,"
"DILUTION" and "USE OF PROCEEDS.")



                          USE OF PROCEEDS

     The net proceeds to be realized  by  the Company from this offering if only  the  minimum  amount  being  offered is sold  will  be  approximately
$45,000,  assuming the maximum commission  is  paid  on  all  of the Shares
sold.   In the event the entire offering is sold, the Company will  receive net proceeds  of  approximately $90,000, assuming the maximum commission is paid on all of the  Shares  sold.  The Company intends to use substantially all of the net proceeds of the  offering, together with the interest earned thereon, to attempt to effect a Business  Combination,  including selecting and evaluating potential Target Businesses and structuring, negotiating and consummating a Business Combination (including possible payment of finder's fees or other compensation to persons or entities which provide  assistance or  services  to the Company and payment of travel expenses).  The proceeds from this offering  by  the  Company  will  be  held  in  an escrow account maintained  by  the  Escrow  Agent, until satisfaction of certain  required conditions specified in SEC Rule 419.

     To the extent that the Company's  securities are used as consideration to effect a Business Combination, the balance  of  the net proceeds of this offering not expended will be used to finance the operations (including the
possible repayment of debt) of the Target Business.   No  cash compensation
will be paid to any officer or director in their capacities  as  such until after  the consummation of the first Business Combination.  Since the  role
of  the  Company's   current  directors  and  executive  officers  after  a
consummation of a Business  Combination  is  uncertain,  the Company has no ability  to  determine  what  remuneration,  if any, will be paid  to  such persons after such consummation of a Business Combination.

                           RISK FACTORS

THE  COMMON  STOCK  OFFERED  BY  THIS PROSPECTUS IS  SPECULATIVE,  INVOLVES
IMMEDIATE SUBSTANTIAL DILUTION AND  A  HIGH  DEGREE OF RISK, INCLUDING, BUT
NOT  NECESSARILY  LIMITED TO, THE SEVERAL FACTORS  DESCRIBED  BELOW.   EACH
PROSPECTIVE INVESTOR  SHOULD  CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS
INHERENT IN AND AFFECTING THE BUSINESS  OF  THE  COMPANY  AND THIS OFFERING
BEFORE MAKING AN INVESTMENT DECISION.

          RISK FACTORS RELATING TO THE COMPANY'S BUSINESS

SEEKING TO ACHIEVE PUBLIC TRADING MARKET THROUGH BUSINESS COMBINATION

     While  a  prospective  Target  Business may deem a consummation  of  a
Business Combination with the Company  desirable  for  various  reasons,  a
Business   Combination   may   involve   the   acquisition  of,  merger  or
consolidation  with, a company which does not need  substantial  additional capital, but which  desires  to  establish  a public trading market for its shares,  while  avoiding  what it may deem to be  adverse  consequences  of undertaking a public offering  itself,  including  time delays, significant expense, loss of voting control, the time and expense  incurred  to  comply and compliance with various federal and state securities laws that regulate
initial  public  offerings.   Nonetheless,  there  can be no assurance that
there  will  be  an  active  trading  market  for the Company's  securities following the completion of a Business Combination  or,  if  a  market does develop,  no assurance as to the market price for the Company's securities.
No public market  for  shares  sold in this Offering can develop until such shares are released from escrow pursuant to the provisions of SEC Rule 419, in conjunction with successful completion of a Business Combination.  (See,
"General Risks Relating to an Investment  in  the Company -- Restriction on
Sale of Shares Held in SEC Rule 419 Escrow Account" below)

   NO RECENT OPERATING HISTORY

     The Company, which was originally incorporated  on  May  17, 1991, has recently  revised  its  business  objectives  and,  as of the date of  this
Prospectus, is attempting to seek a Business Combination.   The Company has
limited  resources  and  has  had no revenues since November of 1993.   The
Company has experienced operating  losses during the past year.  As of June
30,  1997,  the  Company  had  an accumulated  deficit  of  $12,034.   (SEE
Financial Statements of the Company included in this Prospectus.)   In view
of the Company's lack of any operating  history  since November 1993, there is only a limited basis upon which to evaluate the  Company's prospects for achieving  its  intended  business  objectives.  The Company's  independent auditors  have  stated  in  their  opinion  that  the  Company's  financial statements  contemplate  the Company's  ability  to  continue  as  a  going concern, which will be dependent  upon  the  Company's  ability  to  obtain
financing.   The Company's officers and directors have no significant prior experience relating  to the identification, evaluation and acquisition of a
Target Business.     Investors  will  be relying primarily on their ability to
attempt to select a Target Business which will be profitable.

UNSPECIFIED INDUSTRY

     The  Company  has  not yet identified  any  business  or  product  for
possible  acquisition.   Accordingly,   there   is  no  current  basis  for
prospective investors in this Offering to evaluate  the  possible merits or risks  of  the  Target  Business  or the particular industry in  which  the
Company  may  ultimately operate.  The  Company  faces  all  of  the  risks inherent in a new  business  and  those  risks specifically inherent in the type  of  business in which the Company proposes  to  engage,  namely,  the investigation  and  acquisition of an interest in a business.  The purchase of the securities offered  by  this  Prospectus  must  be  regarded  as the placing of funds at a high risk in a new or "start-up" venture with all  of the  unforeseen  costs,  expenses, problems, and difficulties to which such ventures are subject.  (SEE "USE OF PROCEEDS" and "BUSINESS.")

NO CURRENT NEGOTIATIONS REGARDING AN ACQUISITION OR MERGER

     None of the Company's officers, directors, or promoters, or their affiliates and associates, have had any preliminary contact or discussion, and there are no present plans, proposals, arrangements or understandings, with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger transaction contemplated in this Prospectus. Therefore, there is no assurance that the Company will be successful in locating or negotiating any profitable acquisition or merger transactions in the future. (SEE "BUSINESS.")

INCREASED RISKS FOR POTENTIAL BUSINESS COMBINATIONS

     It is possible that in seeking to effect a Business Combination, the Company may consider a candidate base of potential Target Business that may have inherent riskier businesses than those which may be able to secure financing from more traditional sources. Such candidate base may well have sought to secure financing from banks or financial institutions, venture capitalists, or private or institutional investors, and may have been unable to procure such financing. Such rejection may have resulted from the analysis by such parties that the Target Business does not fall within parameters established by such persons or entities for investment or financing including, without limitation, substantial risk of failure.
Additionally, a prospective Target Business may be a company which does or does not need substantial additional capital, but which desires to establish a public trading market for its shares and is unable to do so on its own or wishes to avoid what it may deem to be adverse consequences of undertaking a public offering itself, such as time delays, significant expense, loss of voting control and compliance with various federal and state securities laws enacted for the protection of investors.

LACK OF DIVERSIFICATION

     In view of the limited resources of the Company, even after this offering is completed, it is likely that the Company will have the ability to effect only a single Business Combination. Accordingly, the prospects for the Company's success will be entirely dependent upon the future performance of a single business. Unlike certain entities which have the resources to consummate several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is highly likely that the Company will not have the resources to diversify its operations or benefit from the possible spreading of risks or offsetting of losses. In addition, by consummating a Business Combination with only a single entity, the prospects for the Company's success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Consequently, there can be no assurances that the Target Business selected by the Company will prove to be commercially viable. (SEE "BUSINESS.")

ADDITIONAL FINANCING

     There  currently are no limitations on the Company's ability to borrow funds to increase  the amount of capital available to the Company to effect
a Business Combination.   However, the Company's limited resources and lack
of operating history will make  it  difficult  to borrow funds.  The amount and  nature  of  any  borrowings  by the Company will  depend  on  numerous considerations, including the Company's capital requirements, the Company's perceived ability to meet debt service  on any such borrowings and the then prevailing conditions in the financial markets, as well as general economic conditions.  There can be no assurance that  debt financing, if required or sought, would be available on terms deemed to be commercially acceptable by and in the best interests of the Company.  The  inability of the Company to borrow funds required to effect or facilitate a Business Combination, or to provide funds for an additional infusion of capital into a Target Business, may have a material adverse effect on the Company's financial condition and
future  prospects.   Additionally,  to  the  extent  that   debt  financing
ultimately proves to be available, any borrowings may subject  the  Company to various risks traditionally associated with indebtedness, including  the risks  of interest rate fluctuations and insufficiently of cash flow to pay
principal  and  interest.   Furthermore, a Target Business may have already
incurred borrowings and, therefore, already be subject to such risks.  (SEE
"USE OF PROCEEDS" and "BUSINESS.")   No portion of the net proceeds derived
from this offering will be used to make  loans to any person.     In addition,
the Company will not borrow funds and use  the  proceeds  therefrom to make payments  to  the  Company's  officers, directors, or promoters,  or  their affiliates or associates.

FAILURE OF SUFFICIENT NUMBER OF INVESTORS TO RECONFIRM INVESTMENT

     A business combination with  a  Target  Business cannot be consummated unless, in connection with the reconfirmation offering required by SEC Rule
419, the Company can successfully convince a sufficient number of investors representing  80%  of  the offering proceeds to elect  to  reconfirm  their
investment.   If  an  insufficient  number  of  investors  reconfirm  their investment, none of the  Deposited Securities held in escrow will be issued and the Deposited Funds will  be returned to investors on a pro rata basis.
Because it is likely that the Company  will  have expended up to 10% of the proceeds derived from this offering prior to that time, investors will only receive  a  portion of the funds originally invested,  if  an  insufficient
number  of  investors   reconfirm   their  investment  after  a  merger  or
acquisition candidate has been identified.

   USE OF BUSINESS ACQUISITION CONSULTANTS OR FINDERS

     While  the  Company does not presently  anticipate  that  will  engage unaffiliated professional  firms  specializing  in business acquisitions on reorganizations, such firms may be retained if management  deems  it in the
best  interest  of  the  Company.   Compensation  to  a  finder or business
acquisition firm may take various forms, including one-time  cash  payments based  on  a  percentage  of  revenues  or  product  sales volume, payments involving issuance of equity securities (including those  of  the Company),
or  any  combination  of  these  or  other compensation arrangements.   The
Company estimates that any fees for such  services  will  not exceed 10% of the amount of the

securities issued or cash paid by the Company to acquire a  business.   The
Company  will  not  have  funds  to  pay  a retainer in connection with any consulting  arrangement,  and  no fee will be  paid  unless  and  until  an acquisition is completed in accordance  with  SEC  Rule  419.  (SEE "USE OF
PROCEEDS," and "BUSINESS.")

NO ASSURANCE OF PROFITABILITY

     There can be no assurance that the Company will be able  to  acquire a
favorable  Target  Business.   In  addition,  even  if  the Company becomes
engaged in a new business, there can be no assurance that  it  will be able to generate revenues or profits therefrom.

NO ASSURANCE OF CONVENTIONAL FINANCING FOR BUSINESS ACQUIRED OR MERGED

     Although   there   are  no  specific  business  combination  or  other
transactions contemplated  by  management, it may be expected that any such
Target Business will present such a level of risk that conventional private or public offerings of securities  or conventional bank financing would not be available to the Company once it acquires said business.

SUCCESS DEPENDENT ON MANAGEMENT

     Success of the Company will depend on the active participation of its officers and directors and their successful endeavors to further the Company's business goals. If present management were to fail to diligently pursue the goals of the Company, it would adversely affect development of the Company's business and its likelihood of continuing operations. The officers and directors of the Company currently are employed or engaged full time in other positions or activities and will devote only that amount of time to the affairs of the Company which they deem appropriate. The amount of time devoted by management to the affairs of the Company will depend on the number and type of businesses under consideration at any given time. In view of competing demands for their time, investors should anticipate that the Company's officers and directors will grant priority to their full-time positions rather than the business affairs of the Company.
The Company estimates that each officer will contribute an average of 10 hours per month to Company matters. Nevertheless, the executive officers and the other directors of the Company will devote such time as they deem reasonably necessary to carry out the business and affairs of the Company, including the evaluation of potential Target Businesses and the negotiation and consummation of a Business Combination, and, as a result, the amount of time devoted to the business and affairs of the Company may vary significantly depending upon, among other things, whether the Company has identified a Target Business or is engaged in active negotiation of a Business Combination. (SEE "MANAGEMENT.")

CONFLICTS OF INTEREST

     Certain  conflicts of interest may exist between the Company  and  its officers and directors,  due  to the fact that they are employed or engaged
full time in other endeavors.   As a result, the consummation of a Business
Combination may require a greater  period  of  time  than  if the Company's
management devoted their full time to the Company's affairs.   In addition,
they  may  become,  in  their  individual  capacity,  officers,  directors,
controlling  shareholders  and/or  partners  of additional entities.   Such
business  interests may conflict with those of  a  Target  Business.    Mr.
Burton's independent  consulting business  presently focuses on meeting the needs of individual investors  and  is  therefore  not  expected to present material conflicts of interest.


     Failure by management to conduct the Company's business  in  its  best interest,  however,  may subject management to claims by the Company and/or its shareholders of breach  of  fiduciary duty.  The officers and directors of the Company may promote or become involved in other acquisition funds or
"blank check" entities with activities similar to those to be undertaken by the company.  In the course of their  other  business activities, including private  investment activities, the Company's officers  and  directors  may become  aware  of  investment  and  business  opportunities  which  may  be appropriate  for  presentation to the Company as well as the other entities
with  which they are  affiliated.      Such  persons  may  have  conflicts  of
interest  in  determining to which entity a particular business opportunity
should be presented.        In  general, officers and directors of corporations
incorporated under the laws of  the  State  of  Colorado  are  required  to present  certain business opportunities to such corporations.  Accordingly,
as a result of multiple business affiliations, Messrs.    Burton and Jones may
have similar  legal  obligations  relating  to  presenting certain business opportunities to the various entities upon which  they  serve  as directors
now, or in the future.      Therefore, there can be no assurance that they will
offer all suitable prospective business opportunities to the Company before any other acquisition fund or "blank check" offering with which they may be
affiliated.   In  addition,  conflicts  of interest may arise in connection with  evaluations of a particular business  opportunity  by  the  Board  of
Directors  with  respect to  the foregoing criteria.     All of the foregoing
conflicts  of  interest will be resolved  through  the  exercise  of  their independent judgment,  in  light of all facts and surrounding circumstances existing at the time, but there  can  be  no  assurances  that  any  of the
foregoing  conflicts  will  be  resolved in favor of the Company.      Prior to
their involvement with the Company,  none  of  the directors or officers of the  Company  has  been  involved  in  any "blind pool"  or  "blank  check"
offerings.     (SEE "MANAGEMENT -- Conflicts of Interest.")

POLICIES ADOPTED BY MANAGEMENT

        The Company's Board of Directors has  recently  adopted   policies  by
resolution,  which may be rescinded or amended only by majority vote of the
Company's shareholders  who  do  not  currently  hold  any of the Company's outstanding capital stock (whether now held or hereafter acquired) and will expire  by  its terms on the date an acquisition of a business  venture  is consummated, (a) prohibiting the payment, either directly or indirectly, of any finder's  fee  or similar compensation (including the issuance of debt)
to any person who has served as an officer or director of the Company prior to the acquisition,  or  who  is a promoter, (b) prohibiting any portion of the  net proceeds of the offering  may  be  paid  to  officers,  directors, promoters,  or  their  affiliates or associates, directly or indirectly, as consultant fees, officer salaries, director fees, purchase of their shares, or other payments. except  for reimbursement of offering costs and expenses incurred by officers and directors  on Company matters, (c) prohibiting the
Company from acquiring or merging with  a  business or corporation in which the Company's officers, directors, or promoters,  or  their  affiliates  or associates,  have  any  direct  or  indirect  ownership  interest  and  (d)
prohibiting  the  Company  from  engaging  in  the  creation  of subsidiary entities  which a view to distributing their securities to the shareholders
of the Company.   These  policies  were adopted to minimize the possibility
that  such  matters  would  become  factors  in  negotiations  and  present conflicts of interest.  While  the  Board of Directors may seek a change in these policies prior to an acquisition, no change may be made except by the vote specified.


INABILITY TO FULLY EVALUATE INVESTMENTS

     The Company's limited funds and  the lack of full-time management will
likely  make  it  impracticable  to  conduct   a   complete  and  exclusive
investigation  and  analysis  of a Target Business.  Therefore,  management decisions  will  likely  be  made  without  detailed  feasibility  studies, independent analysis, market surveys,  and  the  like which, if the Company had  more  funds  available,  would  be  desirable.  The  Company  will  be particularly dependent in making decisions  on  information provided by the promoter, owner, sponsor, or others associated with  the businesses seeking the Company's participation, and which will have a direct economic interest in completing a transaction with the Company.  (SEE "BUSINESS.")

POSSIBLE DEPENDENCE ON OUTSIDE ADVISORS

     In  connection with its investigation of a possible  business  and  in order to supplement  the business experience of management, the Company may employ accountants, technical  experts,  appraisers,  attorneys,  or  other consultants  or  advisors.  The selection of any such advisors will be made on an independent  basis without a continuing fiduciary or other obligation to the Company.  In  the  event  that  such accountants, technical experts,
appraisers,  attorneys,  or  other  consultants   or  advisors  are  deemed
necessary  or  desirable, the Company's Board of Directors  will  consider, among other factors,  the  experience,  expertise,  education,  reputation,
specialized knowledge, and cost when selecting such persons or firms.   The
Company  has  no arrangement or understanding to employ any of its officers
or  directors  as  outside  advisors.      None  of  the  Company's  officers,
directors or promoters  have used any particular consultants or advisors on a regular basis in the past  in  connection  with  evaluation  of  possible
businesses   acquisitions.        To   the  extent  that  the  Company  employs
accountants, technical experts, appraisers, attorneys, or other consultants or advisors, a portion of the proceeds  derived  from  this Offering may be
used to pay such persons or firms.     (SEE "BUSINESS" and "USE OF PROCEEDS")


LIMITATION ON ACQUISITIONS

     The  Company  is  subject  to  SEC  Rule  419  and  certain  reporting requirements  of  the  Securities  Exchange  Act  of 1934, as amended  (the
"Exchange Act"), and will be required to furnish certain  information about significant  acquisitions, including audited financial statements  for  the company(s) acquired for one, two, or three years, depending on the relative size of the acquisition.  Consequently, the acquisition prospects available to the Company  would  be  limited  to  those that can provide the required
audited  financial  statements.   (SEE  "BUSINESS   --    Selection   of  a
Business.")

POSSIBLE CONSEQUENCES OF BUSINESS REORGANIZATION

     It  is  likely that the Company will issue additional shares of Common
Stock  or  Preferred   Stock  in  connection  with  its  potential  merger,
consolidation, or other  business  reorganization, and that the proceeds of this offering will be used in the business  of  the  Target  Business  (the
Company  will  not  make  loans  of the net proceeds of the offering).  The consequences  may  be  a  change of control  of  the  Company;  significant dilution to the public shareholders'  investment;  and, a material decrease
in the public shareholders' equity interest in the Company.   Any change in
control will most likely also result in the resignation or removal  of  the
Company's present

officers  and  directors.   Accordingly, investors will be relying, in some
significant respects, on the  abilities  of the management and directors of the  Target  Business  who  are unidentifiable  as  of  the  date  of  this
Prospectus.   If there is a change  in  management  in  connection  with  a
Business Combination,  which is likely to occur, no assurances can be given as to the experience or  qualifications  of the persons who replace present management respecting either the operation  of  the Company's activities or the operation of the business, assets or property  being acquired.  Because the Company has not made any determination with respect  to the acquisition of any specific business, it cannot speculate on the form  of any potential business reorganization or the amount of securities which the  Company  may issue  in  connection  with the same.  The Company's Board of Directors may issue additional securities of the Company (including both Common Stock and
Preferred Stock) on terms  and  conditions which the Board of Directors, in its sole discretion, determines to  be  in the best interest of the Company and without seeking shareholder approval.  (SEE "BUSINESS.")

ISSUANCE OF PREFERRED STOCK

     The Company currently has authorized 10,000,000 shares of preferred stock, par value $0.001 per share. No shares of preferred stock are issued and outstanding. Although the Company's Board of Directors has no present intention to do so, it has the authority, without action by the Company's shareholders, to issue the authorized and unissued preferred stock in one or more series and determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of any such series.
Such shares may, if and when issued, have rights superior to those of the Common Stock. (SEE "DESCRIPTION OF SECURITIES.")

POSSIBLE  BUSINESS  COMBINATION WITH A TARGET BUSINESS OUTSIDE  THE  UNITED
STATES

     The Company may  effectuate  a  Business  Combination  with  a  Target
Business located outside the United States.  In such event, the Company may face the additional risks of language barriers, different presentations  of financial  information,  different  business  practices, and other cultural
differences  and  barriers.   Furthermore,  due to  the  Company's  limited
resources,  it  may be difficult to assess fully  these  additional  risks.
Therefore, a Business Combination with a Target Business outside the United
States may increase the risk that the Company will not achieve its business objectives.

LIMITED RIGHTS OF SHAREHOLDERS IN AN ACQUISITION

     Although investors may request the return of their investment funds in connection with the  reconfirmation  offering required by SEC Rule 419, the
Company's shareholders may not be afforded  an  opportunity specifically to
approve   or   disapprove   any   particular  business  reorganization   or
acquisition.  Except under certain circumstances, the Board of Directors of the Company will be able to consummate  an acquisition by or of the Company
without the approval of the shareholders  of  the  Company.   As  a result,
investors  will  be entirely dependent on the broad discretion and judgment of management in connection  with  the  allocation  of  the proceeds of the offering and the selection of a Target Business.  There can be no assurance that determinations ultimately made by the Company will permit  the Company
to   achieve   its   business  objectives.   (SEE  "USE  OF  PROCEEDS"  and
"BUSINESS.")

LEVERAGE

     A business acquired  through  a leveraged buy-out, i.e., financing the acquisition of the business by borrowing  on  the assets of the business to be  acquired, will be profitable only if it generates  enough  revenues  to
cover  the  related  debt  and expenses.   Use of a leveraged buy-out could
increase  the  Company's exposure  to  larger  losses.   There  can  be  no
assurance that any  business  acquired  through  a  leveraged  buy-out will
generate  sufficient revenues to cover the related debt and expenses.   The
use of leverage to consummate a business combination may reduce the ability of the Company  to  incur  additional  debt,  make  other  acquisitions, or declare  dividends,  and  may  subject the Company's operations  to  strict financial controls and significant interest expense.  It is likely that the
Company will have few, if any, opportunities  to  utilize  leverage  in  an
acquisition.   Even  if  the  Company  is able to identify a business where leverage  may  be  used,  there  is no assurance  that  financing  will  be available, or if it is available,  that  it  will  be  available  on  terms acceptable the Company.  (SEE "BUSINESS -- Leverage.")

COMPETITION

     The  Company  expects  to  encounter  intense  competition  from other
entities having business objectives similar to those of the Company.   Many
of these entities, including venture capital partnerships and corporations, other  "blank  check"  or  "blind  pool"  companies,  large  industrial and financial  institutions,  small  business investment companies and  wealthy
individuals,  are  well-established   and   have  extensive  experience  in
connection with identifying and effecting Business  Combinations,  directly
or   through   affiliates.   Many  of  these  competitors  possess  greater
financial, technical,  personnel  and  other resources than the Company and there  can  be  no assurance that the Company  will  have  the  ability  to
complete successfully.   The  Company's financial resources will be limited
in  comparison  to  those  of  many  of  its  competitors.   Further,  such
competitors will generally not be  required  to  seek the prior approval of their  own  shareholders,  which  may  enable  them  to  close  a  Business
Combination  more  quickly than the Company, in view of the  reconfirmation
offer  which must be  made  by  the  Company.   This  inherent  competitive
limitation  may  compel  the  Company  to  select  certain  less attractive
Business  Combination  prospects.   There  can  be  no assurance that  such
prospects   will  permit  the  Company  to  achieve  its  stated   business
objectives.  (SEE "BUSINESS.")

TAX CONSIDERATIONS

     As a general  rule,  federal and state tax laws and regulations have a
significant impact upon the  structuring  of  business  combinations.   The
Company  will  evaluate  the  possible  tax consequences of any prospective
Business  Combination  and  will  endeavor  to   structure   the   Business
Combination  so  as  to  achieve  the  most  favorable tax treatment to the
Company, the Target Business and their respective  shareholders.  There can be no assurances, however, that the Internal Revenue Service (the "IRS") or appropriate state tax authorities will ultimately assent  to  the Company's tax treatment of a consummated Business Combination.  To the extent the IRS or  state tax authorities ultimately prevail in re-characterizing  the  tax treatment  of a Business Combination, there may be adverse tax consequences to the Company, the Target Business and their respective shareholders.

GOVERNMENTAL REGULATION

     The Target Business which the Company may acquire could be subject to governmental regulations, including environmental and taxation matters, which regulations would have a materially adverse affect on the Company after its acquisition of a Target Business. (SEE "BUSINESS.")

INVESTMENT COMPANY ACT CONSIDERATIONS

     The regulatory scope of the Investment Company Act of 1940, as amended
(the "Investment Company  Act"),  which  was  enacted  principally  for the purpose  of  regulating  vehicles  for  pooled  investments  in securities, extends  generally  to  companies  engaged  primarily  in  the business  of
investing,  reinvesting,  owning,  holding  or trading in securities.   The
Investment Company Act may, however, also be  deemed  to be applicable to a company which does not intend to be characterized as an  investment company but which, nevertheless, engages in activities which may be  deemed  to  be within  the  scope  and definitions of certain provisions of the Investment
Company  Act.   The  Company   believes   that  its  anticipated  principal
activities, which will involve acquiring control  of  an operating company, will  not  subject  the Company to regulation under the Investment  Company
Act.  Nevertheless, there  can be no assurance that the Company will not be deemed to be an investment company, particularly during the period prior to
consummation of a Business Combination.   If the Company is deemed to be an
investment company, the Company may become  subject to certain restrictions relating to the Company's activities, including  restrictions on the nature
of  its  investments  and  the issuance of securities.   In  addition,  the
Investment Company Act imposes  certain requirements on companies deemed to be within its regulatory scope, including  registration  as  an  investment company,  adoption of a specific form of corporate structure and compliance
with  certain   burdensome   reporting,   record  keeping,  voting,  proxy,
disclosure  and  other  rules  and  regulations.    In  the  event  of  the
characterization of the Company as an investment company,  the  failure  by the  Company  to  satisfy such regulatory requirements, whether on a timely basis  or at all, could,  under  certain  circumstances,  have  a  material
adverse  effect  on  the  Company.   With  regard to the application of the
Investment Company Act to the escrow account  established  by  the  Company pursuant  to  Rule  419,  however,  the SEC has taken the position that, in light of the regulatory requirement to  establish such account, the limited nature of the investments, and the limited  duration  of  the  account, the escrow  account need not be registered as in investment company,  nor  will the Company  be  regulated as an investment company due to establishment of such an escrow account,  as  long  as it meets the requirements of SEC Rule
419.


         GENERAL RISKS RELATING TO AN INVESTMENT IN THE COMPANY

DEPENDENCE ON SUCCESSFUL COMPLETION OF OFFERING

     The Company is dependent on successful  completion of this offering to
implement  its  new  business  plan.   Furthermore,   if  the  offering  is
unsuccessful, it is likely that existing shareholders of  the  Company will lose  their  entire  investment,  because  the Company will have no working capital after paying certain expenses associated  with this offering.  (SEE
"BUSINESS.")  The Company's independent auditors' report  on  the Company's financial  statements  includes an explanatory paragraph stating  that  the
Company's ability to continue its operations is contingent
upon obtaining adequate financing.  If the minimum number of Shares offered are not sold in this offering, the Company may be unable to continue in its present form.  The financial  statements  do  not  include  any adjustments relating to the recoverability and classification of asset carrying amounts or  the  amount and classification of liabilities that might result  should the Company be unable to continue as a going concern.  (SEE "BUSINESS", and
Financial Statements of the Company included in this Prospectus.)

SUBSTANTIAL AND IMMEDIATE DILUTION TO PUBLIC

     Persons  purchasing  Shares in this offering will suffer a substantial and immediate dilution to the net tangible book value of their shares below
the public offering price.   Giving  effect  to  the  sale  of  all offered
Shares,  the  Company would have a net tangible book value of approximately
$.0830 per share  so  that  persons purchasing Shares in the offering would suffer an immediate dilution  of approximately $.91 per share or 91.0% from
the offering price of $1.00 per  Share.      Giving  effect to the sale of the
minimum number of Shares, the net tangible book value  of the Company would be  approximately $.0379 per share or dilution to the investors  purchasing
in this  offering  of approximately $.9621 per share or 96.2%     of the public
offering price.  (SEE "DILUTION.   ")

DISPROPORTIONATE RISKS

     After completion of the sale of all Shares offered by this Prospectus, present shareholders  of the Company would still own approximately 90.9% of the then outstanding shares  of the Company, for which they would have paid
$5,000 or approximately 4.76%  of the then invested capital of the Company, and the persons purchasing shares  in  this offering would then own 9.1% of the then outstanding shares, for which they  will  have  paid  $100,000  or approximately  95.24%  of  the  then invested capital.  If only the minimum number of Shares are sold, existing  shareholders  would  own approximately
95.24%   of   the   stock  outstanding  for  which  they  would  have  paid
approximately 9.1% of  the  total  capital  invested, as compared to public shareholders who would own approximately 4.76% of the stock outstanding for which  they would have paid $50,000 or approximately  90.9%  of  the  total
capital  invested.   Consequently,  purchasers in this offering will bear a
disproportionately greater risk investing  in  the Company than its present shareholders.  (SEE "COMPARATIVE DATA.")


SALE OF SHARES BY MANAGEMENT IN CONNECTION WITH AN ACQUISITION

        The Company's Officers, Directors and Existing Shareholders may actively negotiate or otherwise consent to the purchase of all or a portion of their shares of the Company as a condition to or in connection with a proposed merger or acquisition transaction. This activity may present management with conflicts of interest, in light of the potential for members management to consider their own personal pecuniary benefit rather than the best interests of the Company's other shareholders. In order to minimize this inherent potential conflict of interest, however, each of the officers, directors and 10% or more beneficial shareholders of the Company and the Company, have agreed that they will not (i) actively negotiate for or otherwise consent to the disposition of any portion of their Common
Stock at a per share price different than that offered with respect to the Shares sold in this offering as a condition to or in connection with a Business Combination or (ii) cause any securities of the Company to be sold by any officers, directors, greater than 10% shareholders or persons who may be deemed promoters of the

Company, except as may otherwise be made in permitted market transactions, without affording all shareholders of the Company a similar opportunity.
(See "Plan of Distribution  -  Agreements  of  Officers,  Directors and 10%
Beneficial Shareholders.")

PURCHASE OF SHARES BY OFFICERS, DIRECTORS AND EXISTING SHAREHOLDERS.

     Officers,  Directors  and  the  Company's  existing  shareholders  may purchase  shares  in  this  offering  on  the  same  conditions  as  public investors.  Any of the individuals may, but are not obligated to,  purchase such  shares  for  the  purpose  of  facilitating  a closing of the minimum offering  by the Company.  Such persons, however, will  not  purchase  more
than 50% of  the  shares  actually  purchased by public investors.   To the
extent that shares are purchased by the  Company's   Officers, Directors or
existing shareholders, such purchases would result in  a  reduction  in the percentage ownership by  public investors (often referred to as the "public
float").   Purchases  of shares in this offering by any Officers, Directors or existing shareholders could result in the commitment of public investors in  this  offering in the  absence  of  public  demand  for  the  offering, especially where only the minimum amount of shares being offered are sold.

NO ACCESS TO INVESTORS' FUNDS WHILE HELD IN ESCROW

     The Shares  are  being  offered  on  a  "best  efforts"  basis, and no individual, firm, or corporation, has agreed to purchase any of the offered
Shares.   Consequently.  there  is  no assurance that the required  minimum number of Shares (50,000), will be sold  during  the offering period, which may  las  as  long  as four months.  During this initial  offering  period, subscribers have no right to the return or use of their funds.

     Following sale of  at  least  the  minimum number of Shares within the prescribed  period,  investors'  funds (reduced  to  reflect  payments  for
underwriting  compensation  and  other  expenses   otherwise  released,  as
permitted by SEC Rule 419) will remain in escrow as Deposited Funds.  While interest will accrue on the Deposited  Funds after successful completion of the offering, investors will have no right  to  the return of or the use of their  funds  for  a  period  of  up to 18 months from  the  date  of  this
Prospectus.  Prior to the expiration  of  the 18-month period following the date of this Prospectus, investors will be offered return of their pro rata portion  of  the Deposited Funds held in escrow  (and  interest),  only  in connection with  the  reconfirmation offering required to be conducted upon execution of an agreement to acquire a Target Business which represents 80%
of the offering proceeds  (after  deduction  of  applicable commissions, if
any).   If the Company is unable to locate a Target  Business  meeting  the above criteria,  investors  will  have  to  wait  the  full 18-month period following the date of this Prospectus before a pro rata  portion  of  their funds (and interest) is returned to them.

RESTRICTION ON SALE OF SHARES HELD IN SEC RULE 419 ESCROW ACCOUNT

     Under  SEC  Rule  419,  the  Company must deposit in a special account securities issued and funds received in its initial offering.  According to
SEC Rule 15g-8 adopted under the Securities  Exchange  Act  of  1934, it is unlawful  for  any  person  to  sell  or  offer  to sell the Shares (or any interest in or related to the Shares) held in SEC  Rule  419  account other than  pursuant  to  a  qualified  domestic  relations  order.  As a result, contracts for sale to be satisfied by delivery of the Deposited  Securities
(e.g. contracts for sale on a when, as, and if issued basis), and  sales of derivative securities to be settled by delivery of the Deposited Securities
(e.g.  physically-settled  option on the securities), are prohibited.   SEC
Rule 15g-8 also prohibits sales  of  other  interests  based on the Shares, whether or not physical delivery is required.  Accordingly,  investors will not  be able to liquidate their investment in the Shares unless  and  until the Deposited  Securities  are released from escrow as provided in SEC Rule
419.  Securities are released from escrow only as provided in SEC Rule 419.
Therefore,  there  will be no  trading  market  for  the  Shares  following completion of the offering,  even  if the Deposited Securities are released from escrow following a business combination  pursuant  to  SEC  Rule  419, there can be no assurance that a public market for the Company's securities will develop, especially in view of the small size of this offering and the
Company's limited shareholder base.   As a result, purchasers of the Shares
offered may not be able to liquidate their investment in the Shares, or may not be able to do so readily.

LACK OF REVENUE AND DIVIDENDS

     The  Company  has had no earnings and cannot predict when, if ever, it will realize any material  revenue  a  profit  from  any  operations it may
subsequently   undertake.   Upon  sale  of  all  Shares  offered  by   this
Prospectus, present  shareholders,  including the present management of the
Company, will collectively own approximately  90.9 % of the then issued and outstanding shares of Common Stock, approximately  77.27%  of which will be owned by the current officers and directors.  In the election of directors, shareholders  are  not  entitled  to  cumulate  their  votes  for nominees.
Accordingly, the current shareholders will essentially be able to elect all of  the  Company's Directors and thereafter have a substantial impact  upon
the operations  of  the  Company.   (SEE "PRINCIPAL SHAREHOLDERS," "CERTAIN
TRANSACTIONS," "BUSINESS -- 'Blank Check'  Offering"  and  "DESCRIPTION  OF
SECURITIES.")






ARBITRARY OFFERING PRICE

        The offering price of the Shares does not bear any relationship to the assets,  book  value,  or  net  worth of the Company or any other generally accepted  criteria  of  value,  and should  not  be  considered  to  be  an
indication of the actual value of  the  Company.       The  offering  price was
arbitrarily determined by the Company.

AUTHORIZATION OF ADDITIONAL SECURITIES

     The  Company's  Articles  of Incorporation authorizes the issuance  of
100,000,000 shares of Common Stock,  par value $.0001 per share.  Upon sale of  all  Shares  offered  by  this  Prospectus  there  will  be  98,900,000 authorized  but unissued shares of Common  Stock  available  for  issuance.
Although the  Company  has no commitments as of the date of this Prospectus to  issue any shares of Common  Stock  other  than  as  described  in  this
Prospectus, the Company will, in all likelihood, issue a substantial number of additional  shares  of  Common  Stock  in  connection  with  a  Business
Combination.   To  the  extent  that  additional shares of Common Stock are issued, dilution to the interests of the Company's shareholders will occur.
Additionally, if a substantial number of  shares of Common Stock are issued in connection with a Business Combination,  a  change  in  control  of  the
Company may occur which may impact, among other things, the

utilization  of net operating losses, if any.  Furthermore, the issuance of a substantial  number  of  shares  of Common Stock may cause a dilution and adversely affect prevailing market prices,  if  any, for the Common  Stock, and could impair the Company's ability to raise additional  capital through the  sale of its equity securities.  The Company will not issue  additional capital stock to any of its current shareholders prior to consummation of a merger  or  acquisition  with  a Target Business, except to the extent that such shareholders purchase Shares offered by this Prospectus.
     The Company's Articles of Incorporation  also  authorizes the issuance of  10,000,000  shares of preferred stock, with such designations,  powers, preferences, rights,  qualifications,  limitations  and restrictions and in such series as the Board of Directors, subject to the  laws of the State of
Colorado,  may  determine  from time to time.  Accordingly,  the  Board  of
Directors is empowered, without  shareholder  approval,  to issue Preferred
Stock with dividend, liquidation, conversion, voting or other  rights which could  adversely affect the voting power or other rights of the holders  of
Common Stock.   In  addition,  the Preferred Stock could be utilized, under certain circumstances, as a method  of discouraging, delaying or preventing
a  change  in  control  of the Company.   Although  the  Company  does  not
currently intend to issue  any  shares  of Preferred Stock, there can be no assurance that the Company will not do so in the future.  As of the date of this Prospectus, the Company has no outstanding  shares of Preferred Stock.
 (SEE "BUSINESS" and DESCRIPTION OF SECURITIES.")

POSSIBLE SALE OF COMMON STOCK PURSUANT TO SEC RULE 144 OR OTHERWISE

      In the event a public market for the Common  Stock  develops  in  the future,  certain  shares  held  by  existing  shareholders may be sold, and certain shares owned by officers, directors and  shareholders owning 10% or more of the Company's outstanding capital stock may  be sold in reliance on
SEC Rule 144 adopted under the Securities Act, if certain  requirements are met.  Investors should be aware that sales under SEC Rule 144  or otherwise may  have  a depressive effect on the price of the Company's stock  in  any
market which  may  develop.   In  general,  under Rule 144, as currently in
effect, subject to the satisfaction of certain  other conditions, a person, including  an  affiliate  of  the  Company  (or persons  whose  shares  are aggregated), who has owned restricted shares  of  Common Stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the  Common  Stock is quoted on an exchange or NASDAQ, the average weekly trading volume during the four calendar weeks preceding the sale.  A person who has not been  an affiliate of the Company for at least three months immediately preceding the sale and who  has  beneficially owned the shares of Common Stock to be sold  for  at least two years  is  entitled  to  sell  such shares under Rule 144 without
regard to any of the limitations described  above.   No  prediction  can be
made as to the effect, if any, that sales of such shares of Common Stock or the availability of such shares for sale will have on the market prices for shares  of  Common  Stock  prevailing from time to time.  Nevertheless, the sale of substantial amounts  of  Common  Stock  in  the public market would likely depress the market price for the Company's Common  Stock  and  could impair  the  Company's  ability  to  raise  capital through the sale of its equity securities.  As of the date of this Prospectus, the Company has been advised  that 1,000,000 shares of the Company's  Common  Stock  (100%)  are available  for  resale,  subject  to the restrictions contained in SEC Rule
144, with 900,000 shares held by persons  who  will be deemed affiliates of the Company and 100,000 shares held by persons who  are  not  affiliates of the  Company.  (SEE "DESCRIPTION OF SECURITIES" and "SECURITY OWNERSHIP  BY
MANAGEMENT AND PRINCIPAL SHAREHOLDERS")

   STATE BLUE SKY REGISTRATION; RESTRICTED RESALES OF THE SECURITIES

     The  ability  to  register  or qualify for sale of the Shares for both initial sale and secondary trading  will  be  limited because a significant number of states have enacted regulations pursuant  to  their securities or so-called  "blue sky" laws restricting or, in many instances,  prohibiting, the sale of  securities  of  "blank check" or "blind pool" issuers, such as
the  Company, within that state.   In  addition,  many  states,  while  not
specifically  prohibiting  or  restricting  "blank  check"  or "blind pool"
companies, generally do not register the securities to  be  offered in this offering  for  sale  in their states.  The Company has made application  to register or has or will  seek  to  obtain an exemption from registration to offer  the  Common Stock, and presently  intends  to  conduct  its  selling efforts in Colorado,  California,  Florida, Illinois, Nevada, New York, and
Utah.   Purchasers of the Common Stock in the Offering must be residents of such jurisdictions.  In order to prevent  resale  transactions in violation
of  state  securities  laws,  shareholders  may  only  engage   in   resale
transactions  in  the  states  listed above and such other jurisdictions in which an applicable exemption is  available or a "blue sky" application has been filed and accepted.  If the Company  does not sell its Common Stock in some  of  the  jurisdictions  listed above, it  may  not  be  possible  for investors to resell their shares in those states in the future.  The Common
Stock certificates issued by the  Company  shall  contain  information with respect  to  resale  of  the  Common Stock.  Furthermore, the Company  will
advise its market maker, if any,  of  such  restriction  on  resale.   Such
restriction  on  resale  may  limit  the ability of investors to resell the
shares  of Common Stock purchased in this  Offering.   No  resales  of  the
Shares will be permitted while such shares remain in Escrow.




NO ASSURANCE OF PUBLIC MARKET

        Prior  to  this  Offering,  there  has  been  no public market for the
Company's Common Stock,  and no market is expected to  develop  for  shares sold  in  this  Offering  until  after such shares are released from escrow pursuant  to  the  provisions of  SEC  Rule  419,  in  conjunction  with  a
successful Business Combination.      There can be no assurances that a regular
trading market will  develop for shares of the Company's Common Stock after
that time, or that, if  developed,  any such market will be sustained.   No
prediction can be made as to the effect,  if  any,  that  market  sales  of restricted  shares  of  Common Stock or the availability of such shares for
sale will have on the market  prices  from  time  to time.     As a result, an
investment in the shares of Common Stock offered by this Prospectus may the completely  illiquid  and  investors  may  not be able to  liquidate  their
investment  readily  or  at  all when they desire  to  sell.   The  initial
offering price of the shares of common Stock offered by this Prospectus has been arbitrarily determined by  management  and  bears  no  relation to any established valuation criteria.

     The limited financial resources of the Company, the small size of this
offering  and  its  limited   shareholder  base  materially  decrease   the
likelihood that a regular trading market will develop.   Any trading of the
Common  Stock will likely be conducted through what is customarily known as the "pink  sheets"  and  on  the Bulletin Board.  Any market for the Common
Stock which may result will likely  be  less  well  developed  than  if the
Common Stock were traded on NASDAQ or an exchange.

     The Company has had no discussions and there are no understandings with any firm regarding the participation of such firm as a market maker in the shares of the Company's Common Stock.


                             DILUTION

     The difference between the  public  offering price per share of Common
Stock and the pro forma net tangible book  value  per share of common Stock of the Company after this Offering constitutes the dilution to investors in this Offering.  Net tangible book value per share is determined by dividing the  net  tangible  book value of the Company (total tangible  assets  less
total liabilities) by the number of outstanding shares of Common Stock.     At
    June 30, 1997, the     net tangible book value of the Company was
($7,034), or ($.0070) per share of Common  Stock.   After  giving  effect to the
sale of 50,000 shares of Common Stock offered by this Prospectus,
representing the minimum  amount  of  shares  offered   by  this  Prospectus
(less estimated expenses of this Offering), the pro forma net tangible  book value  of the Company  at  June  30,  1997,  would have been $37,966 or $.0379
per share, representing  an  immediate  increase   in   net  tangible  book
value  of approximately $.0450 per share to the Company's  existing shareholders and an immediate dilution of at least $.9621  per  share  to shareholders purchasing  shares  in this Offering.  After giving effect to the sale  of 100,000 shares of Common Stock offered by this Prospectus,
representing the maximum  amount of shares  offered   by  this  Prospectus
(less  estimated expenses of  this  Offering),  the pro forma net tangible book value of the Company at June 30, 1997, would  have  been  $82,966  or  $.0830
per share, representing   an  immediate  increase  in  net  tangible  book
value   of approximately $.0900  per  share to the Company's existing shareholders and an immediate dilution of at least $.91 per share to shareholders purchasing shares in this Offering.


     The following table illustrates the dilution per share to new investors, on a per share basis, as of June 30, 1997:

                                             ASSUMES                ASSUMES
                                             MINIMUM                MAXIMUM
                                            OFFERING               OFFERING
Initial public offering price per Share        $1.00               $1.00

  Net tangible book value per Share before
    this Offering                            $(.0070)             $(.0070)

  Increase attributable to new shareholders  $ .0450              $ .0830
                                               ______              ______

Pro forma net tangible book value after
  this Offering                              $ .0379              $ .0900
                                               ______             ______

Dilution to new shareholders                  $.9621              $ .9100

Percent Dilution                                96.2%                91.0%

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                CONDITION AND RESULTS OF OPERATIONS

     The Company has not had any revenues from its operations during the past two fiscal years. Its present objective is to acquire an interest in an operating business as a "blank check" company described in SEC Rule 419. Substantially all of the company's working capital needs subsequent to this Offering will be attributable to the identification, evaluation and selection of a suitable Target Business and, thereafter to structure, negotiate and consummate a Business Combination with such Target Business. Such working capital needs are expected to be satisfied from the Company's current resources, the proceeds of this Offering not deposited into the Escrow Account established pursuant to SEC Rule 419, and possible advances from its existing principal shareholder. Such funds are expected to satisfy the Company's cash requirements during the next 12 months. The Company does not expect to purchase or sell any significant equipment, engage in product research or development, and does not expect any significant changes in the number of its employees.












                         COMPARATIVE DATA

     The following chart illustrates percentage ownership in the Company held by the present shareholders and by the investors in this offering and sets forth a comparison of the amounts paid by the present shareholders and amounts paid by the investors in this offering.

                  TOTAL
               SHARES                  TOTAL                  AVERAGE PRICE
               OWNED                CONSIDERATION               PER SHARE

               NUMBER      %             AMOUNT        %
MINIMUM
OFFERING

Present
Shareholders  1,000,000  95.24%          $  5,000    9.1%     $0.005

New Investors    50,000   4.76%          $ 50,000   90.9%     $ 1.00

MAXIMUM
OFFERING

Present
Shareholders  1,000,000  90.91%          $  5,000   4.76%    $0.005

New Investors   100,000  9.09%            $100,000   95.24   $ 1.00

                          USE OF PROCEEDS

     The net proceeds to be received by the Company from the sale of all 100,000 Shares is estimated at approximately $90,000, after deducting commissions. If only the minimum offering is sold, the Company will receive net proceeds of approximately $45,000, after deducting commissions. In both cases, expenses associated with this offering are expected to be approximately $31,000.

        Ninety percent (90%) of the net proceeds, ($81,000 if the maximum offering is sold and $40,500 if the minimum offering is sold) will be held
in  the  Escrow  Account  established  pursuant  to   Rule  419,  until  an
acquisition meeting certain specified criteria has been made and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in SEC Rule 419. The Escrow Account will not
be released until such  time  as  the  Company  (a)   has  entered  into an
agreement with respect to a Business Combination, (b) the company has filed a post-effective amendment to its registration statement which post-effective amendment has been declared effective, (c) the prospectus contained in the post-effective amendment has been sent to the Company's shareholders, (d) each purchaser of securities in this Offering has been given no fewer than 20 and no more than 45 business days from the effective date of the prospectus, to elect whether to remain an investor and (e) the Business Combination is consummated.


     The proceeds not held in the Escrow Account established pursuant to SEC Rule 419 will be used by the Company (a) for expenses related to this Offering (estimated to be approximately $31,000) or to repay all or a portion of loans made by the Company's principal shareholder(1) which allowed the Company to pre-pay some of these offering expenses (b) to pay for business, legal and accounting due diligence expenses incurred in connection with evaluation of prospective Business Combinations and (c) for general and administrative expenses(2) of the Company, including legal and accounting fees and administrative support expenses incurred in connection with the Company's reporting obligations to the SEC.

     (1) The Company has borrowed an aggregate of $20,000 from its principal shareholder for the purpose of pre-paying certain expenses incurred by the Company in connection with this Offering. This indebtedness is evidenced by promissory notes which bear interest at the rate of 10% per annum from the date relevant funds were advanced. No amounts are due under these promissory notes until consummation of a merger or acquisition of a target business.

     (2) The Company utilizes office space at 12146 East Amherst Circle, Aurora, Colorado 80014, provided by the principal shareholder of the
     Company,  Mrs.  Sandra  Steinberg.   The Company will not pay rent for
     this  office space.      The Company will reimburse  clerical  and  office
     expenses, such as telephone charges, copy charges, overnight courier service, travel expenses, and similar cost incurred by Mrs. Steinberg on Company matters, which is estimated will not exceed, on average, $250 per month.

        There are no plans, proposals, arrangements, or understandings with respect to the sale or issuance of additional securities of the Company prior to the location of an Target Business.

After the Company reaches an agreement for acquisition of a business, it is required by SEC Rule 419 to prepare and disseminate a prospectus contained in a post-effective amendment to its registration statement to all investors, which will describe the business to be acquired and provide more specific information on the use of the net proceeds of the offering in
connection  with  the  acquisition  and  in  such  business.        Except  for
reimbursement of offering costs and expenses incurred by officers and directors on Company matters described above, no portion of the net proceeds of the offering may be paid to officers, directors, promoters, or their affiliates or associates, directly or indirectly, as consultant fees, officer salaries, director fees, purchase of their shares, or other
payments.   The  Company's  Board  of  Directors has adopted  a  policy  by resolution to the foregoing effect, which  may be rescinded or amended only by majority vote of the Company's shareholders who do not hold any common stock presently outstanding (whether now held or hereafter acquired) and will expire by its terms on the date an acquisition of business venture is
consummated.      While  the Company's Board of Directors may seek a change in this policy prior to an  acquisition,  no  change may be made except by the
vote specified.      No portion of the net proceeds  will be used to make loans to any person. In addition, the Company will not borrow funds and use the proceeds therefrom to make payments to the Company's officers, directors, or promoters, or their affiliates or associates.

     The Company has no agreement or understanding with any consultant or advisor to provide services in connection with any future business acquisition. At the present time, the Company does not anticipate that it will engage consultants or advisors specializing in business acquisitions or reorganizations, although the possibility exists that management may find it to be beneficial to the Company to retain the services of such a consultant. Under no circumstances will the Company retain the services of any consultant who is also an officer, director, or promoter of the Target Business, or their affiliates or associates. Compensation to a consultant may take various forms, including one time cash payments, payments based on a percentage of revenues or product sales volume, payments involving issuance of securities (including those of the Company) or any combination of these or other compensation arrangements. The Company estimates that any fees for such services paid in cash will not exceed 10% of the amount of the securities issued by the Company to acquire a business. The Company will not have funds to pay a retainer in connection with any consulting arrangement, and no such fee will be paid unless and until an acquisition is completed in accordance with SEC Rule 419. To the extent that the Company utilizes the services of an independent consultant advisor, some portion of the proceeds derived from this Offering, however, may ultimately be directly or indirectly used to pay such persons or firms.

                       PLAN OF DISTRIBUTION

     SELLING THE SHARES OF THE OFFERING. The officers and directors of the Company have been authorized by the Company to sell the Shares of the Company's common stock pursuant to this Prospectus to any and all suitable investors of age in any state in which these securities have been registered, and shall take no commission or other offering remuneration of any kind for doing so. To the extent that Shares are sold by registered broker-dealers, however, the Company will pay a 10% commission to such registered broker-dealers. Investors may purchase Shares by completing a subscription agreement and delivering to the selling officer or director a check payable to Franks' Express, Inc. Escrow Account, for the amount of the purchase price.

     The Company has not entered into an underwriting agreement with any broker-dealer. However, broker-dealers who desire to participate in the sale of the Shares may do so by notifying the National Association of Securities Dealers (NASD) of their intent to do so, and entering into a Selected Dealers Agreement with the Company. The Selected Dealers Agreement includes provisions for mutual indemnification against certain civil liabilities arising under the Securities Act of 1933, as amended. For any Shares sold by participating broker-dealers, the Company will pay a sales commission of ten percent (10%) of the sales price. The Shares are offered by the Company subject to prior sale, when, as and if delivered to and accepted by the Company, and subject to approval of certain matters by legal counsel. The Company reserves the right to withdraw, cancel or modify such offer and any offer, in whole or in part. Delivery of the Shares will be made to investors promptly upon acceptance and the satisfaction of escrow conditions relating to completion of the minimum offering amount.

AGREEMENTS OF OFFICERS, DIRECTORS AND 10% BENEFICIAL SHAREHOLDERS

     Pursuant to a written agreement among each of the officers, directors and 10% or more beneficial shareholders of the Company and the Company, such persons will not (i) actively negotiate for or otherwise consent to the disposition of any portion of their Common Stock at a per share price different than that offered with respect to the Shares sold in this offering as a condition to or in connection with a Business Combination or
(ii) cause any securities of the Company to be sold by any officers, directors, greater than 10% shareholders or persons who may be deemed promoters of the Company, except as may otherwise be made in permitted market transactions without affording all shareholders of the Company a
similar  opportunity.   Further, the Company shall not borrow funds  to  be
used directly or indirectly to (i) purchase any shares of the Company's Common Stock owned by management of the Company; or (ii) make payments to the Company's promoters, management or their affiliates or associates. No member of management, promoter or anyone acting at their direction is expected to recommend, encourage or advise investors to open brokerage accounts with any broker-dealer that is obtained to make a market in the
Company's  securities, if any.     Information  regarding  any  broker-dealers
that make a  market in the Company's securities in the future, if any, will
be  disseminated   to   the  Company's  shareholders  as  part  of  ongoing
communication between the Company's management and its shareholders.

     DETERMINATION OF THE OFFERING PRICE. As of the date of this Prospectus, there is no public market for the Company's common stock. The offering price of the Shares was determined by the Company without regard to any traditional or established criteria of value. In determining the offering price and the number of shares to be offered, the Company considered such factors as the financial condition of the Company, its net tangible book value, its business prospects, and the general condition of the securities market. The offering price of $1.00 per Share was established by the Company, in part because the Company believes that the price of $1.00 would be the easiest price at which to sell the Shares. Accordingly, the offering price set forth on the cover page of this Prospectus should not be considered an indication of the actual value of the Company. The price bears no relation to the Company's assets, book value, earnings or net worth or any other traditional valuation criteria. There is also no assurance that an active trading market for the Company's securities will develop or, if developed, will continue, such that subscribers will be able to resell their Shares following this offering. The Company's common stock has never been traded on any exchange or market prior to this offering, and has been privately held.

     SHAREHOLDERS OF RECORD. On June 30, 1997, there were six holders of record of the Company's common stock.

     DIVIDENDS. The Company has never paid dividends on the Company's common stock. The Board of Directors of the Company presently intends to pursue a policy of retaining earnings, if any, for use in the Company's operations and to finance expansion of its business activities. With respect to the Company's common stock, the declaration and payment of dividends in the future, of which there can be no assurance, will be determined by the Company's Board of Directors in light of conditions then existing, including the Company's earnings, financial condition, capital requirements and other factors. There are presently no dividends which are accrued or owing with respect to any of the Company's outstanding capital stock and none are expected to be paid in the forseeable future.

                         LEGAL PROCEEDINGS

     There are no legal proceedings or pending litigation to which the Company is a party or against any of its officers or directors as a result of their activities associated with the business of the Company.





                            MANAGEMENT

     The Company has no knowledge of any arrangement or understanding in existence between any officer named below or any other person pursuant to which any such officer was or is to be elected to such office or offices. All officers of the Company serve at the pleasure of the Company's Board of Directors. All officers of the Company will hold office until the next annual meeting of the Board of Directors of the Company. There is no person who is not a designated officer or director who is expected to make any significant contribution to the business of the Company, except independent contractors as are, or may be engaged by the Company to provide consulting services.

        Officers  and  Directors  of  the  Company   currently  serve  without
compensation, other than reimbursement of actual out-of-pocket expenses they incur on behalf of the Company, and prior to a Business Combination, none of the Company's Officers or Directors will receive any additional
compensation  (including cash consideration or Company securities).   Prior
to the consummation of a Business Combination, no additional securities will be issued to the Company's management, promoters or their affiliates or associates, except that such persons may purchase shares of the Company's Common Stock in this Offering on the same conditions as public investors, provided that they may not purchase more than 50% of the shares actually purchased by public investors.

     The following sets forth biographical information for at least the past five years as to the business experience of each officer and director of the Company and their age and positions with the Company:

     PRESIDENT AND DIRECTOR. Charles Burton, age 47, currently serves as President and Director of the Company, a position he has held since April 15, 1997. Mr. Burton served as Secretary and a Director of the Company from January 2, 1997 until April 15, 1997, when he was elected President.

     Mr. Burton is a graduate of Kenyon College where he obtained a bachelors degree in Political Science in 1971. From 1972 to 1976, Mr. Burton served as a special assistant to George Clark Martin, President of the National Association of Home Builders in Louisville, Kentucky. From 1977 to 1985, Mr. Burton was employed as a licensed securities broker with
S. W. Devanney and Co., Inc. in Denver, Colorado. He was employed with Kober Financial Inc. from 1985 to 1988 as a wholesale securities trader. Thereafter, Mr. Burton was employed by Fitzgerald, Talman, Inc. as a wholesale securities trader for the remainder of 1988. In 1989, Mr. Burton became self-employed as a financial consultant. His consulting experience included rendering advice with respect to mergers and acquisitions, and assisting various companies in developing public trading abilities. During this time, Mr. Burton also served as President of Wild Creek Oil Company, Inc. From 1992 to 1993, he was employed by Paramount Investments International, Inc. as a wholesale trader. In 1993 he left Paramount to devote his efforts to development of LPR Cybertek, Inc., an internet financial services company located in Denver, Colorado, where he was co-owner and Vice-President. In May of 1996, he assisted with the merger of Wild Creek Holding Company, Inc., a publicly traded company, with TNB, an international trading and export concern. Mr. Burton continues to operate his independent financial consulting service business, but presently concentrates his efforts on assisting individuals in making financial decisions.

     SECRETARY AND DIRECTOR. Roger D. Jones, age 31, currently serves as Secretary and a Director of the Company. Mr. Jones has served as a Director of the Company since January 2, 1997 and prior to taking over duties as Secretary of the Company, Mr. Jones served as its interim Company President from January 2, 1997 until April 15, 1997.

     Mr. Jones graduated from Lake Forest College Lake Forest, Illinois in 1987 with a bachelors degree in history. Since that time, Mr. Jones has been employed by the McDonald's Corporation in various capacities. Mr. Jones relocated to Aurora, Colorado in April of 1988. Mr. Jones attended the highly regarded Hamburger University sponsored by the McDonald's Corporation in 1992, where course work included studies in advertising, marketing, restaurant profit and loss statements, restaurant layout and maintenance. In December of 1992, Mr. Jones became the Restaurant Manager for McDonald's in Aurora, Colorado. Mr. Jones has also assisted McDonald's Corporation's Regional Training Department, training assistant managers from the seven-state Rocky Mountain Region.

     TREASURER AND DIRECTOR: Sandra S. Steinberg, age 46, has been a Director of the Company since its inception in 1991. She currently serves as the Treasurer of the Company, a position she has held since January 2, 1997. Mrs. Steinberg served as the President of the Company from 1991 until January 2, 1997, which included the period when the Company operated retail food eateries which sold primarily hot dogs and related items and ice cream, and a significant period where the Company did not actively conduct business activities.

     Mrs. Steinberg obtained her securities broker's license in 1985 and was employed for a period of two months by Tri-Securities, a brokerage firm located in Englewood, Colorado that specialized in sale of stocks and bonds. Thereafter, Mrs. Steinberg became a registered representative with
J. W. Gant, a position she held until October of 1986. She was associated with Guildcor Financial Inc. from October of 1986 until January of 1988, where she also sold securities. Mrs. Steinberg was then employed by Capital Securities for approximately 11 months in 1988. She left that position to become President and Chairman of the Board and Directors of Franks for the Memories, Inc., a food service business retailing hot dogs. Franks' Express, Inc. was formed in 1991 to engage in the restaurant and food service business and Mrs. Steinberg supervised its active business operations until November, 1993.

        Although it is possible that Officers and Directors of the Company may become involved in other blank check or blind pool Companies in the future, none of such other companies will join the Company in a Business Combination.

                             BUSINESS

GENERAL

     The  Company  recently  changed its business objective    from restaurant
consulting      to seeking, investigating,  and ultimately acquiring an interest
in business with long-term growth potential.   Persons  should not purchase
Shares in the offering for short-term earnings or short-term appreciation in the value of the Company. The Company currently has no commitment or arrangement to participate in a business, and cannot now predict what type of business it may enter into or acquire. At this point, the Company's business objectives are extremely general and are not intended to be restrictive on the discretion of the Company's management.

        Earlier this year, the Company engaged Mr. Richard Steinberg, spouse of the Company's principal shareholder, to provide the Company with
financial   planning   advice  with  respect  to  its  proposed  restaurant
consulting business and  supplement  its  available  restaurant  consulting
expertise.   Mr.  Steinberg  provided  consulting  services  to the Company
during the period from January 1, 1997 through August 9, 1997.   After  the
final decision was made to focus the Company's efforts away from restaurant
consulting   and concentrate exclusively on seeking a Business Combination,
Mr. Steinberg's  services  were no longer needed or desired by the Company.
As a result, the two year consulting agreement was prematurely terminated at the Company's request.

     Persons purchasing Shares in the offering will be entrusting their funds to the Company's management, subject to the requirements of SEC Rule
419. The net proceeds of the offering are not specifically allocated to identified purposes or allocated to the acquisition of any specific type of business venture. Decisions concerning these matters may be made by management without involvement by any public shareholders, except for the right of each investor to recover his or her pro rata portion of the Deposited Funds in accordance with SEC Rule 419. (SEE "USE OF PROCEEDS.")

     Management anticipates that it will be able to participate in only one transaction with a single Target Business, due primarily to the Company's limited financing. This lack of diversification should be considered a substantial risk of investing in the Company because it will not permit the Company to offset potential losses from one venture against gains from another, or otherwise diversify its business.

SELECTION OF A TARGET BUSINESS

     The Company anticipates that businesses for possible acquisition may come from responses to advertising, or will be referred by various sources, including its officers and directors, professional advisors, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals. The Company will seek businesses from all known sources, but will rely principally on personal contacts of its officers and directors and their affiliates, as well as indirect associations between them and other business and professional persons.

     While it is not presently anticipated that the Company will engage unaffiliated professional firms specializing in business acquisitions or reorganizations, such firms may be retained if management deems it to be in the best interest of the Company. Compensation to a finder or business acquisition firm may take various forms, including one-time cash payments, payments based on percentage of revenues or product sales volume, payments involving issuance of securities (including those of the Company), or any combination of these or other compensation arrangements. Consequently, the Company is currently unable to predict the cost of utilizing such services, but estimates that any fees for such services paid in cash will not exceed 10% of the gross proceeds derived from this offering and/or equity securities (not debt) equal to 10% of the amount of the securities issued by the Company to acquire a Target Business. If a finder or business acquisition firm is utilized by the Company, the cost may be paid out of the net proceeds of this offering. (SEE "USE OF PROCEEDS.") The Company's Board of Directors has recently adopted a policy by resolution, which may be rescinded or amended only by majority vote of the Company's shareholders who do not currently hold any of the Company's outstanding capital stock (whether now held or hereafter acquired) and will expire by its terms on the date an acquisition of a business venture is consummated, prohibiting the payment, either directly or indirectly, of any finder's fee or similar
compensation     (including</>R the

    issuance of debt) to any person who has
served as an officer or  director  of the     Company prior to the acquisition,
or who is a promoter.     This policy was  adopted  to  minimize the possibility
that such fees would become a factor in negotiations  and  present  conflicts of
interest.       While  the Board of Directors may seek a change in this  policy prior to an acquisition, no change may be made except by the vote specified.

     The Company will not restrict its search to any particular business, industry, or geographical location, and management reserves the right to evaluate and enter into any type of business in any location. The Company may participate in newly organized business venture or a more established company entering a new phase of growth or in need of additional capital to overcome existing financial problems. Participation in a new business venture entails greater risks since in many instances management of such a venture will not have proved its ability, the eventual market of such venture's product or services will likely not be established, and the profitability of the venture will be unproven and cannot be predicted accurately. If the Company participates in a more established firm with existing financial problems, it may be subjected to risk because the financial resources of the Company may not be adequate to eliminate or remedy the circumstances leading to such financial problems.

     In seeking a business venture, the decision of management will not be controlled by an attempt to take advantage of any anticipated or perceived appeal of a specific industry, management group, product, or industry, but will be based on the business objective of seeking long-term capital appreciation in the genuine value of the Company. The Company will not acquire or merge with a business or corporation in which the Company's officers, directors, or promoters, or their affiliates or associates, have
any direct or indirect ownership interest.     The Company does not intend  to
engage  in  the creation of subsidiary entities with a view to distributing
their securities  to  shareholders  of the Company.      The Company's Board of
Directors has adopted a policy by resolution, which may be rescinded or amended only by majority vote of the Company's shareholders who do not presently hold any common stock presently outstanding (whether now held or hereafter acquired) and will expire by its terms on the date an acquisition of a business venture is consummated, prohibiting the acquisition of any business in which a promoter or any person who has served as an officer or director of the Company, or any of their affiliates or associates, held, directly or indirectly, any ownership interest prior to the acquisition While the Company's Board of Directors may seek a change in this policy prior to an acquisition, no change may be made except by the vote specified.

     The decision to participate in a specific business may be based on management's analysis of the quality of the other firm's management and personnel, the anticipated acceptability of new products or marketing concepts, the merit of technological innovations, and other factors which are difficult, if not impossible, to analyze through any objective criteria. The results of operations of a specific acquisition candidate may not necessarily be indicative of the potential for the future, due to a required substantial shift in marketing approaches, the need to expand significantly, a proposed change product emphasis, a proposed change to management, and other factors.

     Analysis of Target Businesses will be undertaken by or under the supervision of the officers and directors (SEE "MANAGEMENT.") In analyzing prospective businesses, management will consider, to the extent applicable, the available technical, financial, and managerial resources, working capital and other prospects for the future, the nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; the potential for growth and expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trade or service marks; name identification; and other relevant factors.

     It is possible that the Company may propose to acquire a business in the development stage. A business is in its development stage if it is devoting substantially all of its efforts to establishing a new business, and either planned principal operations have commenced, but there has been not significant revenue derived from such operations. Under SEC Rule 419, the Company must acquire a business or assets for which the fair value of the business represents at least 80% of the offering proceeds, less certain commissions and expenses. Accordingly, the Company's ability to acquire a business in the development stage may be limited to the extent it cannot locate such businesses with fair value high enough to satisfy the requirements of SEC Rule 419.

     The Company will be subject to requirements of SEC Rule 419 and certain reporting requirements under the Securities and Exchange Act of 1934 (the "Exchange Act") and will, therefore, be required to furnish certain information about significant acquisitions, including audited financial statements for the company(s) acquired, covering one, two, or three years, depending on the relative size of the acquisition. Consequently, acquisition prospects that do not possess, or are unable to obtain the required audited statements which meet the requirements of SEC Rule 419 and the Exchange Act will not be appropriate for acquisition by the Company. The Company anticipates that it will voluntarily prepare and file periodic reports under the Exchange Act, notwithstanding the fact that such obligation may be suspended under section 15(d) of the Exchange Act.

     The Company will analyze all available factors and make a determination based on a composite of available facts, without reliance on any single factor. The period within which the Company may participate in a business on completion of this offering cannot be predicted and will depend on circumstances beyond the Company's control, including the availability of appropriate business candidates, the time required for the Company to complete its investigation and analysis of prospective businesses, the time required to prepare appropriate documents and agreements providing for the Company's participation, and other circumstances. It is anticipated that the analysis of specific proposals and the selection of a business will take several months. Even after the Company has located a prospective Target Business, however, the Company will still have to comply with the reconfirmation provisions of SEC Rule 419, which may take several months. Persons should not purchase Shares in this offering if they desire short-term appreciation in the value of the Company or its securities.

        As previously discussed, the Company's Board of Directors has recently adopted a policy by resolution, which may be rescinded or amended only by majority vote of the Company's shareholders who do not currently hold any of the Company's outstanding capital stock (whether now held or hereafter acquired) and will expire by its terms on the date an acquisition of a business venture is consummated prohibiting the Company from acquiring or merging with a business or corporation in which the Company's officers, directors, or promoters, or their affiliates or associates, have any direct
or indirect ownership interest.   This  policy  was adopted to minimize the
possibility  that such matters would become  factors  in  negotiations  and
present conflicts  of  interest.   While  the Board of Directors may seek a
change in these policies prior to an acquisition, no change may be made except by the vote specified.

COMPETITION

     In connection with its search for an appropriate Target Business, the Company expects intense competition with other business entities, many of which will have greater financial resources and prior experience in business, which could give such business entities a competitive edge. There is no assurance that the Company will be successful in locating suitable Target Businesses.

ACQUISITION OF A TARGET BUSINESS

     To implement a particular business acquisition, the Company may become a party to a merger, consolidation, or other reorganization with another corporation or entity; joint venture; license; purchase and sale of assets; or purchase and sale of stock, the exact nature of which cannot now be predicted. Notwithstanding the foregoing, the Company does not presently intend to participate in a business through the purchase of minority stock positions. After consummation of an acquisition or merger transaction, however, it is likely that the present management and shareholders of the Company will not be in control of the Company. In addition, the majority or all of the Company's directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without vote of the Company's shareholders.

     In connection with the Company's acquisition of a business, the present shareholders of the Company, including officers and directors, as a negotiated element of the acquisition, are likely to sell a portion or all of the Company's outstanding Common Stock held by them at a significant premium over their original investment in the Company. As a result of such sales, affiliates of the entity participating in the business reorganization with the Company would acquire a higher percentage of equity ownership in the Company. Although the Company's present shareholders did not acquire their shares of Common Stock with a view towards any subsequent sale in connection with a business reorganization, it is not unusual for affiliates of the entity participating in the reorganization to negotiate to purchase shares held by the present shareholders in order to reduce the number of "restricted securities" held by persons no longer expected to be affiliated with the Company and thereby reduce the potential adverse impact on the public market in the Company's Common Stock that could result from substantial sales of such shares after the restrictions no longer apply. Investors who purchase Shares in this offering, will not receive any portion of the premium that may be paid in the foregoing circumstances. Furthermore, the Company's shareholders may not be afforded an opportunity to approve or consent to any particular stock buy-out transaction. (SEE "MANAGEMENT.")

     The Company expects that any securities issued in any reorganization or acquisition transaction would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of the transaction, the Company may agree to register such securities either at the time the transaction is consummated, under certain conditions, or at specified times thereafter. Although the terms of such registration rights and the number of securities, if any, which may be registered cannot be predicted at this time, registration of securities by the Company in these circumstances would likely entail substantial expense to the Company. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's securities may have a depressive effect on such market.

     While the actual terms and conditions of a transaction to which the Company may be a party cannot be predicted, the parties to the business transaction are likely to find it desirable to structure the acquisition as a "tax-free" event under sections 351 or 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). In order to obtain tax-free treatment under Section 351 of the Code, the owners of the acquired business would be required to own 80% or more of the outstanding capital stock of the surviving entity. In such event, the shareholders of the Company, including investors in this offering, would retain less than 20% of the issued and outstanding shares of the surviving entity. Section 368(a)(1) of the Code provides for tax-free treatment of certain business reorganizations between corporate entities where an corporation is merged with or acquires the securities or assets of another corporation. Generally, the Company will be the acquiring corporation in such a business reorganization, and the tax-free status of the transaction will not depend on the issuance of any specific amount of the Company's voting securities. In such circumstances, however, it is likely that, as a negotiated element of a transaction completed in reliance on section 368, the acquiring corporation would issue securities in such an amount that the shareholders of the acquired corporation will hold 50% or more of the voting stock of the surviving entity. Therefore, there is a good chance that the shareholders of the Company immediately prior to the transaction would retain less than 50% of the issued and outstanding shares of the surviving entity. Consequently, regardless of the form of the business acquisition, it is likely that the investors in this offering will experience a significant reduction in their percentage of ownership in the Company in connection with such transactions.
Notwithstanding the fact the Company is technically the acquiring entity in the foregoing circumstances, generally accepted accounting principles will ordinarily require that such transaction be accounted for as if the Company has been acquired by the other entity owning the business and, therefore, will not permit a write-up in the carrying value of the assets of the other company participating in the transaction.

     The manner in which the Company participates in a business will depend on the nature of the business, the respective needs and desires of the Company and other parties, the management of the business, and the relative negotiating position of the Company and such other management.



     In light of the limited financial resources available to the Company, it is unlikely that the Company will have sufficient funds from the proceeds of this offering to fully undertake any substantial development, marketing, and manufacturing of products which may be acquired. Accordingly, following the acquisition of any such product rights, the Company may be required to either seek additional debt or equity financing or obtain funding from third parties, in exchange for which, the Company may be required to give up a portion of its interest in any acquired product. There is no assurance that the Company will be able either to obtain additional financing or convince third parties in providing funding for the further development, marketing, and manufacturing of any products acquired.

     The Company will participate in a Target Business only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, in general, such agreements require specific representations and warranties by all of the parties to such agreements, specify certain events of default, detail the terms of closing and the conditions which must be satisfied by each of the parties prior to such closing, outline the manner of bearing costs if the transaction is not closed, set forth remedies on default, and include miscellaneous other terms. One of the conditions contained in such a written agreement executed by the Company would be compliance with SEC Rule 419, and reconfirmation by investors representing at least 80% of the proceeds derived from this offering,

     It is anticipated that the investigation of specific businesses and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorney's, and others. Thereafter, if a decision is made not to participate in a specific business, the costs previously incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business, the failure to consummate that particular transaction could result in the loss to the Company of the related costs incurred which could materially adversely affect subsequent attempts to locate and participate in additional businesses.

LEVERAGE

     The Company may decide to acquire a business by incurring indebtedness for a portion of the purchase price of that business, which is secured by the assets of the business acquired.

This practice is commonly known as leveraging. One method by which leverage may be used is that the Company would locate an operating business available for sale and arrange for the financing necessary to purchase such business. Acquisition of a business in this manner would enable the Company to participate in a larger venture that its limited funds would permit, or use less of its funds to acquire a business and thereby commit its remaining funds to the operations of the business acquired.

     Leveraging a transaction would involve additional significant risks because the borrowing involved in a leverage transaction will ordinarily be secured by the combined assets of the Company and the business to be acquired. If the combined enterprises are unable to generate sufficient revenues to make payments on the debt incurred to acquire the business, the lender would be able to exercise the remedies provided by law or by contract and foreclose on substantially all of the assets of the Company. Consequently, the Company's participation in a leveraged transaction may significantly increase the risk of loss to the Company. During periods when interest rates are relatively high, the benefits of leveraging are not as great as during periods of lower interest rates, because the investment in the business held on a leveraged basis will only be profitable if it generates sufficient revenues to offset the related debt and other costs of the financing.

     The likelihood of the Company obtaining a conventional bank loan for a leveraged transaction would depend largely on the business being acquired and the business's perceived ability to generate sufficient revenues to repay the debt. Generally, businesses suitable for leveraging transactions are limited to those with income-producing assets that are either in operation or can be placed in operation quickly. The Company cannot predict whether it will be able to locate any such business. In general, the Company will have few, if any, opportunities to examine business where leveraging would be appropriate.

     Even if the Company is able to locate a business where leveraging techniques appear desirable, there is no assurance that financing for the acquisition will be available or, that if it is available, that it will be available on terms advantageous to the Company. Lenders from which the Company may obtain funds for purposes of a leveraged buy-out may also impose restrictions of the future borrowing, dividend, and operating policies of the Company. It is not possible at this time to predict the restrictions, if any which lenders may impose, or the impact of such restrictions on the Company.

OPERATION OF BUSINESS AFTER ACQUISITION

     The Company's participation in the operation of a Target Business after its acquisition will be dependent on the nature of the business and the interest acquired. The Company is unable to predict whether the Company will be in control of the business or whether present management will be in control of the Company following the acquisition. Any business acquired will involve a variety of risks to investors in this offering, certain of which risk factors have been generally summarized in the "RISK FACTORS" portion of this Prospectus. The specific risks associated with any given business cannot be predicted at the present time.

GOVERNMENTAL REGULATION

     It is impossible to predict the effect that government regulation will have on the Company until it has acquired an interest in a business. The use of assets or conduct of businesses which the Company may acquire could subject the Company to environmental, public health and safety, land use, trade, or other governmental regulations and new state or local taxation. In selecting a business in which to acquire an interest, management will endeavor to ascertain, in light of the limited resources of the Company, the effects of such government regulation on the prospective business of the Company. In certain circumstances, however, such as the acquisition of an interest in a new or start-up business activity, it may not be possible to predict with any degree of certainty the impact of government regulation. The inability to ascertain the effect of government regulation on a prospective business activity will increase the risks associated with the acquisition of an interest in such business.


   OFFICES

     The Company utilizes office space at 12146 East Amherst Circle, Aurora, Colorado 80014, which is being provided by the Company's principal shareholder. The Company does not and will not pay rent for this office space. The Company, however, will reimburse clerical and office expenses, such as telephone charges, copy charges, overnight courier charges, travel expenses, and similar costs incurred on Company matters, which is estimated will not exceed, on average, $250 per month.

EMPLOYEES AND ADVISORS

     The Company currently has no employees. Executive officers, who are not compensated for their time contributed to the Company, will devote only such time to the affairs of the Company as they deem appropriate. (SEE "MANAGEMENT.") Management of the Company may use consultants, attorneys, and accountants as necessary, and does not anticipate a need to engage any full-time employees so long as it is seeking and evaluating business opportunities related to a Target Business. David M. Summers, legal counsel to the Company, is a shareholder of the Company. It is expected that the Company will continue to retain the services of Mr. Summers following completion of this offering. The need for employees and their availability will be addressed in connection with a decision whether or not to acquire or participate in a specific business industry.

                 SECURITY OWNERSHIP OF MANAGEMENT
                    AND PRINCIPAL SHAREHOLDERS

     As of June 30, 1997 there were 1,000,000 shares of the Company's common stock issued and outstanding. The following table sets forth, as of June 30, 1997, the common stock ownership of each person known by the Company to be the beneficial owner of five percent or more of the Company's outstanding capital stock. It also sets forth, as of June 30, 1997, the share ownership of each director and executive officer of the Company, and all of its officers and directors as a group. Each person has sole voting and investment power with respect to the shares shown.

                                   PERCENTAGE OF OUTSTANDING SHARES

                                                         AFTER          AFTER
                         NO. OF      DATE    BEFORE      MINIMUM       MAXIMUM
                         SHARES(1) ACQUIRED  OFFERING    OFFERING     OFFERING
Charles Burton .. . . . . 100,000   4/15/97    10.00%      9.75%       9.09%
2903 South Uinta Street
Denver, Colorado  80231

Roger D. Jones . . . . .    5,000   4/15/97     0.50%      0.49%       0.45%
1519 South Telluride
  Street
Aurora, Colorado  80017

Sandra  S. Steinberg. . . 745,000(2) 6/15/91   74.50%     72.68%       67.72%
12146 East Amherst Circle
Aurora, Colorado  80014

Daniel C. Steinberg.  . .  50,000    2/20/94   5.00%       4.76%       4.55%
747 East First Street #210
Denver, Colorado  80203

Jamie L. Steinberg. . . .  50,000    2/20/94   5.00%       4.76%       4.55%
432 East Wellington #305
Chicago, Illinois  60657

David M. Summers. . . . .  50,000    4/15/97   5.00%       4.76%       4.55%
5670 Greenwood Plaza Blvd. Suite 422
Englewood, Colorado  80111

All officers and directors
 as a group (3 persons) . 850,000             85.00%      82.92%      77.27%

(1) Rule 13d-3, promulgated under the 1934 Act which concerns the determination of beneficial owners of securities, includes as beneficial owners of securities, among others, any person who directly or indirectly, through any contract, arrangement, understanding relationship or otherwise has, or shares, voting power and/or investment power with respect to such securities; and, any person who has the right to acquire beneficial ownership of such security within 60 days through means, including, but not limited to, the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class by any other person.

(2) Excludes an aggregate of 100,000 shares owned by Mrs. Steinberg's children, Daniel C. Steinberg (50,000 shares) and Jamie L. Steinberg (50,000 shares), for which Mrs. Steinberg disclaims any beneficial ownership interest. All common shares owned by the officers, directors and principal shareholders listed above are "restricted or control securities" and, as such, are subject to limitations on resale. Such shares may be sold pursuant to SEC Rule 144 under certain circumstances. These are no contractual arrangements or pledges of the Company's securities, known to the Company, which may at a subsequent date result in a change of control of the Company.

                     DESCRIPTION OF SECURITIES

     CAPITALIZATION. The Company's authorized capital stock consists of 100,000,000 shares of $.0001 par value common stock and 10,000,000 shares of .0001 par value preferred stock. No preferred stock has been issued by the Company.

     COMMON STOCK. All shares of common stock have equal voting rights and are not assessable. Voting rights are not cumulative, and, therefore, the holders of more than 50% of the common stock of the Company would be able to elect all of the directors of the Company.

     Upon liquidation, dissolution or winding up of the Company, the assets of the Company, after the payment of liabilities and after the satisfaction of all priority claims by holders of the Company's preferred stock (assuming preferred stock is issued in the future), will be distributed pro rata to the holders of the common stock. The holders of the common stock do not have preemptive rights to subscribe for any securities of the Company, and have no right to require the Company to redeem or purchase their shares. The shares of common stock presently outstanding are, and the shares of common stock to be sold pursuant to this offering will be, upon issuance, fully paid and nonassessable.

     Holders of common stock are entitled to share equally in dividends when, as, and if declared by the Board of Directors of the Company, out of funds legally available therefor, after payment of any dividends then owing to the holders of the Company's preferred stock, if any is outstanding. The Company has not paid any cash dividends on its common stock, and it is unlikely that any such dividends will be declared or paid in the foreseeable future.

     PREFERRED STOCK. The Company is authorized to issue 10,000,000 shares of preferred stock, $.0001 par value. The preferred stock may be issued in series from time to time with such designation, rights, preferences and limitations as the Board of Directors of the Company may determine by resolution. The rights, preferences and limitations of separate series of preferred stock may differ with respect to such matters as may be determined by the Board of Directors, including, without limitation, the rate of dividends, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any), and voting rights. It is therefore possible that preferred stock might be issued which would grant dividend preferences and liquidation preferences to preferred shareholders superior to those of the holders of common stock.

     Unless the nature of a particular transaction and applicable statutes require such approval, the Board of Directors has the authority to issue preferred shares without shareholder approval. The issuance of preferred stock may have the effect of delaying or preventing a change in control of the Company.

DIVIDENDS

     The Company does not expect to pay dividends prior to the consummation of a Business Combination. Future dividends, if any, will be contingent upon the Company's revenues and earnings, if any, capital requirements and general financial condition subsequent to the consummation of a Business Combination. The payment of dividends subsequent to the consummation of a Business Combination will be within the discretion of the Company's board of directors existing at that time. The Company presently intends to retain all earnings, if any, for use in the Company's business operations and accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

       CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     RELATED PARTY TRANSACTIONS. Upon formation of the Company in 1991, Sandra Steinberg acquired 100% of its outstanding capital stock in exchange
for an initial  contribution of $5,000.    Mrs. Steinberg transferred as gifts
50,000 shares to each of her two children, Jamie L. Steinberg and Daniel C.
Steinberg in February,  1994.       Mr.  Charles  Burton  and  Mr.  Roger Jones
acquired  their shares from Mrs. Steinberg in January of 1997.  Mr.  Burton
paid   $2,500    for his shares     (100,000)      and Mr. Jones paid $125
for his shares (5,000).     Mr.  Summers acquired 50,000 shares from Mrs. Sandra
Steinberg for $1,250 on April 15, 1997.    (SEE "SECURITY OWNERSHIP OF
MANAGEMENT AND PRINCIPAL SHAREHOLDERS and EXECUTIVE COMPENSATION.")

        Earlier this year, the Company  engaged       Mr. Richard Steinberg,
spouse of the Company's principal shareholder,    to provide     the Company
with financial planning advice with respect to its proposed restaurant consulting business and supplement the Company's available restaurant consulting expertise. Mr. Steinberg provided consulting services to the Company during the period from January 1, 1997 through August 9, 1997. After the final decision was made to focus the Company's efforts away from restaurant consulting and concentrate exclusively on seeking a Business Combination, Mr. Steinberg's services were no longer needed or desired by
the   Company.   As  a  result,  the  two  year  consulting  agreement  was prematurely terminated at the Company's request. The Company presently owes Mr. Steinberg</RR> $12,000 as payment for services previously rendered under the consulting agreement and an early termination fee. Pursuant to an agreement with Mr. Steinberg, no amounts due to him are payable by the Company until consummation of a merger or acquisition of a Target Business.

     As of the date of this Prospectus, the Company's principal shareholder, Mrs. Sandra Steinberg, has loaned the Company in the aggregate amount of $20,000 for the purpose of paying costs associated with this offering. This indebtedness is evidenced by promissory notes which bear interest at the rate of 10% per anum from the date relevant funds were advanced by Mrs. Steinberg. Pursuant to an agreement with Mrs. Steinberg, no amounts due under these promissory notes are payable by the Company until consummation of a merger or acquisition of a Target Business. (SEE Financial Statements of the Company included in this Prospectus.)

     RESOLVING CONFLICTS OF INTEREST. The Board of Directors (the "Board") has determined that the directors of the Company are required to disclose all conflicts of interest and all corporate opportunities to the entire Board of Directors. Any transaction involving a conflict of interest engaged in by the Company shall be on terms not less favorable that could be obtained from an unrelated third party. A director will only be allowed to pursue a corporate opportunity in the event it is first disclosed to the Board and the Board determines that it is not in the Company's best interest to pursue the particular corporate opportunity. (SEE "RISK FACTORS - Conflicts of Interest.")

                      EXECUTIVE COMPENSATION

     As of the date of this Prospectus, none of the Company's executive officers or directors have received any form of monetary compensation from the Company since November of 1993 other than minimal reimbursements for actual expenses incurred on behalf of the Company. Prior to the consummation of a Business Combination, if any, non of the Company's offices or directors will receive any compensation, except for reimbursements for actual expenses incurred on behalf of the Company.

    However, after satisfaction of the requirements of SEC Rule 419 and acquisition of a Target Business, it is anticipated that the Company will fairly compensate its officers and directors for their time and efforts, based on rates that are competitive in the industry, after due consideration of the financial condition and future prospectus of the Company.

     NO STOCK OPTION PLANS. There are no stock awards, restricted stock awards, stock options, stock appreciation rights, long-term incentive plan compensation or similar rights which have been granted to any of the Company's executive officers or directors. The Company has no retirement, pension profit sharing, stock option, or other plans covering any of its officers and directors. The Company may adopt one or more stock options plans in the future.

     EMPLOYMENT  CONTRACTS.   The  Company  presently  has   no  employment
contracts with any of its officers and directors.

     PURCHASES BY OFFICERS, DIRECTORS AND PRINCIPAL SHAREHOLDERS. Officers, directors, and principal shareholders of the Company and persons associated with them may purchase up to fifty percent (50%) of the Shares being offered pursuant to this Prospectus, in a manner consistent with the public offering of the Company's Shares. It is not intended, however, for the proceeds from this offering to be utilized, directly or indirectly, by anyone, including the Company's officers and directors, to purchase any of the Shares offered. To the extent such persons purchase Shares in the offering, the minimum number of Shares required to be purchased by the general public will be reduced by like amount. Purchase of Shares in this offering by officers and directors will result in the Company's current management increasing its control of the Company. Consequently, this offering could close with a substantially greater percentage of shares being held by present shareholders and with lesser participation by the general public than would otherwise be the case. (SEE "PROSPECTUS SUMMARY" and "SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS.")

                           LEGAL MATTERS

     ATTORNEYS. The legality of the securities of the Company offered hereby will be passed on for the Company by David M. Summers, Esq., 5670 Greenwood Plaza Boulevard, Suite 422, Englewood, Colorado 80111. Mr. Summers presently owns 50,000 shares of the Company's outstanding capital stock, representing 5% of its current outstanding capital stock, which was acquired from Mrs. Sandra Steinberg for $1,250 on April 15, 1997.

                          TRANSFER AGENT

     The Company has retained Corporate Stock Transfer, 370 17th Street, Suite 2350, Denver, Colorado 80202, as transfer agent for the Company's common stock.

                                 EXPERTS

     The financial statements of the Company, as of June 30, 1997, and for the period then ended, included in this Prospectus have been audited by Janet Loss, C.P.A., P.C., 9101 East Kenyon Avenue, Suite 2000, Denver, Colorado 80237, independent public accountants, as stated in their report appearing herein and elsewhere in the Company's Registration Statement, and have been so included in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

                   INDEX TO FINANCIAL STATEMENTS


Accountants Report                           F-3

Financial Statements

     Balance Sheets                          F-5

     Statements of Operations                F-7

     Statement of Stockholders Equity        F-8

     Statements of Cash Flows                F-10

     Notes to Financial Statements           F-11

                       FRANKS' EXPRESS, INC.




                           AUDIT REPORT

                     For the six months ended
                      June 30, 1997 and 1996
                      and for the Years ended
                    December 31, 1996 and 1995



























                     Janet Loss, C.P.A., P.C.
                    Certified Public Accountant
                3525 South Tamarac Drive, Suite 120
                      Denver, Colorado  80237

                     Janet Loss, C.P.A., P.C.
                    Certified Public Accountant
                3525 South Tamarac Drive, Suite 120
                      Denver, Colorado  80237
                          (303) 220-0227




Board of Directors
Franks' Express, Inc.
12146 East Amherst
Aurora, Colorado  80014

I have audited the Balance sheets of Franks' Express, Inc. as of June 30, 1997 and 1996 and December 31, 1996 and 1995, and the statements of Operations, Stockholders Equity and Cash Flows for the six months ended June 30, 1997 and 1996 and for the years ended December 31, 1996 and 1995.

I conducted my audit in accordance with generally accepted auditing standards. These standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principals used and significant estimates made by management as well as evaluating the overall financial statement presentation.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Franks' Express, Inc. as of June 30, 1997 and 1996 and December 31, 1996 and 1995, and the results of its operations and its cash flow for the six months ended June 30, 1997 and 1996 and for the years ended December 31, 1996 and 1995.



Janet Loss, C.P.A., P.C.

October 27, 1997

                       FRANKS' EXPRESS, INC.




                         TABLE OF CONTENTS

ITEM                                            PAGE

Report of Certified Public Accountant...........................1

Balance Sheets, June 30, 1997 and 1996
  December 31, 1996 and 1995....................................2

Statements of Operations, for the six months ended
  June 30, 1997 and 1996 and for years ended
  December 31, 1996 and 1995....................................3

Statements of Stockholders' Equity, for the six months
  ended June 30, 1997 and for years ended
  December 31, 1996 and 1995....................................4

Statements of Cash Flows, for the six months ended
  June 30, 1997 and 1996 and for the years ended
  December 31, 1996 and 1995....................................5

Notes to Financial Statements    .............................6-7

               FRANKS' EXPRESS, INC.

                  BALANCE SHEETS

                    June 30,  June 30,  December 31,
                      1997      1996    1996   1995

                      ASSETS

CURRENT ASSETS:
  Cash            $ 5,357    $    0     $   1 $   1

OTHER ASSETS:
  Deferred Offering
    Costs          20,917    $    0     $   0 $   0

    TOTAL ASSETS  $26,274     $    0    $   1 $   1

  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:

  Accounts payable $ 7,000   $    0    $    0 $   0

  Accrued Interest
    (Note 3)          308         0         0     0

  Accrued Expenses
    (Note 3)        6,000         0         0     0

  Stockholder's Loan
    (Note 3)         20,000       0         0     0

  Total Current
    Liabilities    33,308         0         0     0

STOCKHOLDERS' EQUITY
  (DEFICIT):

  Common stock, $.0001
    par value
  100,000,000 and 50,000
    shares authorized
  1,000,000 and 1,000
    shares issued and
    outstanding     5,000     5,000     5,000  5,000

  (Deficit)     (12,034)    (4,999)   (4,999)(4,999)


                        F-5

TOTAL STOCKHOLDERS'
EQUITY (DEFICIT) ( 7,034)        1         1      1

TOTAL LIABILITIES
AND STOCKHOLDERS'
EQUITY (DEFICIT) $26,274   $    1    $    1 $    1





The accompanying notes are an integral part of these financial statements.


                        F-6

               FRANKS' EXPRESS, INC.

              STATEMENT OF OPERATIONS
  For the six months ended June 30, 1997 and 1996
and for the years ended December 31, 1996 and 1995


                    June 30,  June 30,  December 31,
                      1997      1996    1996   1995
REVENUES:

  Sales            $    0    $    0    $    0 $   0

OPERATING EXPENSES:

  Bank charges         27         0         0    0
  Consulting Fees   6,000         0         0    0
  Filing Fees         100         0         0    0
  Legal and
    Accounting        600         0         0    0

Total Operating
  Expense:        $ 6,727    $    0         0     0

NET INCOME
  (LOSS):
  before other
    income and
    expenses       (6,727)        0         0     0

OTHER INCOME AND
  EXPENSES:

  Interest
    (Expenses)     (  308)        0         0     0

    NET INCOME
      (LOSS)      $(7,035)        0         0     0

    NET INCOME
     (LOSS) PER
     SHARE OF
     COMMON STOCK $(  .01)      N/A       N/A   N/A




The accompanying notes are an integral part of these financial statements.

               FRANKS' EXPRESS, INC.

    STATEMENTS OF STOCKHOLDERS EQUITY (DEFICIT)
    FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND
  FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                       Common stock                             Stockholders
                       Number of      Common stock              Equity
                       SHARES         AMOUNT         (DEFICIT)   (DEFICIT)

Balance,
January 1, 1995        $ 1,000        $ 5,000       $(4,999)        $     1

Net (Loss) for
the year ended
December 31, 1995            -              -              -              -

Balance,
December 31, 1995      $ 1,000        $ 5,000       $(4,999)        $     1

Net (Loss) for
the year ended
December 31, 1996            -              -              -              -

Balance,
December 31, 1996      $ 1,000        $ 5,000       $(4,999)        $     1

April 30, 1997
1,000 to 1 forward
stock split of
common stock           999,000              -              -              -

Net (Loss) six
months ended
June 30, 1997                0              0        (7,035)        (7,035)

Balance,
June 30, 1997       $1,000,000        $ 5,000      $(12,034)      $ (7,034)

















The accompanying notes are an integral part of these financial statements.

               FRANKS' EXPRESS, INC.

       STATEMENT OF CASH FLOWS
  For the six months ended June 30, 1997 and 1996
and for the years ended December 31, 1996 and 1995




                              June 30,       June 30,    December 31,
                                1997         1996        1996      1995
Net (Loss)                   $ (7,035)        $     0  $   0   $   0

Changes in Operating
assets and liabilities

  Increase in current
  liabilities                  33,308               0      0       0

  Net cash provided by
  operating activities         26,273               0      0       0

Cash flows from (to)
Financing activities:

  Deferred offering costs     (20,917)              0      0       0

  Net Increase in Cash          5,356               0      0       0

Cash beginning of period            1               1      1       1

Cash end of period            $ 5,357         $     1  $   1   $   1

























The accompanying notes are an integral part of these financial statements.

               FRANKS' EXPRESS, INC.

           NOTES TO FINANCIAL STATEMENTS

NOTE  1  -  HISTORY  AND   SUMMARY   OF   SIGNIFICANT
ACCOUNTING POLICIES

Franks'  Express,  Inc.  a Colorado Corporation,  was
incorporated May 17, 1991 for the purpose of engaging
in the restaurant business.   The  Company ceased its
restaurant  operations in November of  1993  and  has
been in active  until  1997.  In 1997, the Company is
in  the  process  of  beginning   operations  in  the
consulting business with medium sized businesses.

     YEAR END

     The Company has elected a calendar year-end.

     ACCOUNTING METHOD

     The Company records income and expenses on the accrual method.

NOTE 2 - CAPITAL STOCK

On  April  30,  1997 the Company issued a 1,000 to  1
forward stock split  for  common  stock.   Thus,  the
total common stock authorized changed from 50,000 to 100,000,000, and from no par value to $.0001 par value.

NOTE 3 - RELATED PARTIES

The Company maintains its office in space provided by the Company's treasurer pursuant to an oral agreement on a rent free basis with reimbursement for out of pocket expenses, such as telephone.

The spouse of the Company's principal shareholder has
provided  consulting  services  to the Company during
the  period January 1, 1997 through  August  9,  1997
pursuant  to  terms  and conditions of a two (2) year
consulting agreement which was prematurely terminated
at the Company's request.   As  of June 30, 1997, the
Company owes the consultant $6,000 as payment for services rendered.

As of August  9,  1997  the  agreement  increased  to
$12,000 based on an agreement to pay $1,000 per month
and an early termination fee.  Pursuant to agreements
with  the Company's principal shareholders no amounts
due  to   him   are  payable  by  the  Company  until
consummation of the merger or acquisition of a target business.

The Company's principal  shareholder  has  loaned the
Company  in  the aggregate amount of $20,000 for  the
purpose  of  paying   costs   associated   with  this
offering.    This   indebtedness   is   endorsed   by
promissory notes which bear interest at the rate of 10% per annum from the date relevant funds were advanced by the principal shareholder. Pursuant to an agreement with the principal shareholder, no amounts due under these promissory notes are payable by the Company until consummation of a merger or acquisition of a target business.

NOTE 4 - GOING CONCERN

The  accompanying   financial  statements  have  been
prepared  in  conformity   with   generally  accepted
accounting principles, which contemplate continuation of the Company's ability to continue as a going concern is dependent upon the Company's ability to obtain financing.

     No dealer, salesperson or any  other  person has
been  authorized  to give any information or to  make
any representations  in connection with this offering
other than those contained in this Prospectus and, if
given  or made, such information  or  representations
must not  be  relied  on as having been authorized by
the Company.  This Prospectus  does not constitute an
offer to sell or solicitation of  an offer to buy any
security other than the securities  offered  by  this
Prospectus, or an offer to sell or a solicitation  of
an  offer  to buy any securities by any person in any
jurisdiction  in  which such offer or solicitation is
not authorized or is  unlawful.  The delivery of this
Prospectus shall not under  any  circumstances create
any  implication  that  the  information   herein  is
correct as of any time subsequent to the date of this Prospectus.

                 TABLE OF CONTENTS

                                   PAGE

Prospectus Summary ..........1
Risk Factors ............... 7
Dilution................... 22
Management's Discussion and
Analysis of Financial Condition
and Plan of Operation ..... 23
Comparative Data ...........24
Use of Proceeds ............24
Plan of Distribution  ......26
Legal Proceedings ......... 27
Management ................ 28
Business................... 29
Security Ownership of Management and
  Principal Shareholders  ..37
Description of Securities    38
Certain Relationships and Related
Party   Transactions ............40
Executive Compensation .... 40
Legal Matters.............. 41
Transfer Agent............. 41
Experts.................... 42
Index to Financial Statements  F-1

     Until                         ,  1997  (25  days
after  the date of this Prospectus) or 90  after  the
release of funds and securities from the SEC Rule 419
Escrow Account  established  in  connection with this
offering,   whichever  occurs  later,   all   dealers
effecting transactions  in the registered securities,
whether or not participating  in  this  distribution,
may be required to deliver a Prospectus.   This is in
addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                     $100,000


               FRANKS' EXPRESS, INC.


                  100,000 Shares




                    PROSPECTUS





                  ________, 1997

                      PART II
      INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section   7-3-101.5   of  the  Colorado  Revised
Statutes enables a Colorado  corporation to indemnify
its   officers,  directors,  employees   and   agents
liabilities, damages, costs and expenses for which they are liable in their Official Capacities (as defined by this statute) if they acted in good faith and had no reasonable basis to believe their conduct was not in the best interest of the Registrant or was illegal.

     Article   IX   of   Registrant's   Articles   of
Incorporation limits the liability of directors to the fullest extent provided by Colorado law.

     Article  V  of  the  Registrant's Bylaws provide
indemnification to officers, directors, employees and agents to the fullest extent provided by Colorado law.

     The  Form of Selected Dealers Agreement attached
hereto as Exhibit  1.1  provides  indemnification  to
officers   and  directors  of  the  Registrant  under
certain conditions.


ITEM   25.    OTHER    EXPENSES   OF   ISSUANCE   AND
DISTRIBUTION.

          SEC Registration Fee ........    $ 30
          National Association of Securities
            Dealers, Inc. Fee   ........     100
          State qualification expenses
            (including legal fees)   ..     500*
          Printing expenses ...........     300*
          Legal fees and expenses ...... 20,000*
          Auditors' fees and expenses  .  2,500*
          Transfer   agent    and
          registrar   fees..............  1,200*
          NASDAQ listing fee ..........   6,100*
          Miscellaneous expenses  ......    270*
          Total  ...................... $31,000

*  Estimated

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

Not Applicable

ITEM 27.  EXHIBITS

     Exhibit
     NUMBER         DESCRIPTION OF EXHIBITS

     1.1       Form of Selected Dealers Agreement
     1.2*      Form of Escrow Agreement
     3.1       Restated   and  Amended  Articles   of
Incorporation
     3.2       By-Laws
     3.3*      Agreement  Among  Officers,  Directors
and                                               10%
  Shareholders
     5.1**     Opinion  of  David  M.  Summers,  Esq.
regarding
legality
     23.1** Consent of David M. Summers, Esq
     23.2** Consent of Janet Loss, C.P.A., P.C.


* Filed herewith
** To be filed by Amendment

ITEM 28.  UNDERTAKINGS.

     Insofar   as   indemnification  for  liabilities
arising under the Securities  Act of 1993 (the "Act")
may   be   permitted  to  directors,   officers   and
controlling  persons  of  the  small  business issuer
pursuant  to the foregoing provisions, or  otherwise,
the small business  issuer  has  been advised that in
the opinion of the Securities and Exchange Commission
such  indemnification  is  against public  policy  as
expressed    in   the   Act   and   is,    therefore,
unenforceable.    In  the  event  that  a  claim  for
indemnification against  such liabilities (other than
the payment by the small business  issuer of expenses
incurred   or   paid   by  a  director,  officer   or
controlling person of the  small  business  issuer in
the   successful  defense  of  any  action,  suit  or
proceeding)  is asserted by such director, officer or
controlling person  in connection with the securities
being registered, the  small  business  issuer  will,
unless  in  the opinion of its counsel the matter has
been settled  by  controlling  precedent, submit to a
court  of  appropriate  jurisdiction   the   question
whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The small business issuer will:

     (1)  For  determining  any  liability  under the
Securities  Act,  treat the information omitted  from
the  form  of  prospectus   filed  as  part  of  this
registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under the Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (2) File, during any period in which the Company
offers   or   sells   securities,   a  post-effective
amendment to the registration statement to:

          (i)  Include  any  prospectus  required  by
section 10(a)(3) of the Securities Act.

          (ii) Reflect in the prospectus any facts or
          events  which,  individually  or  together,
          represent  a  fundamental   change  in  the
          information in the registration  statement;
          and

          (iii)  Include  any  additional  or changed
          material   information   on   the  plan  of
          distribution.

     (3) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (4) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (5)  For  determining any  liability  under  the
Securities Act,   treat  the information omitted from
the  form  of  prospectus   filed  as  part  of  this
registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497
(h) under the Securities Act (Sections 230.424(b)(1),
(4) or 230.497(h)) as part of this registration statement as of the time it was declared effective.

     (6)    For   the  purpose  of  determining   any
liability under the  Securities Act, treat each post-
effective  amendment  that   contains   a   form   of
prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                    SIGNATURES

     Pursuant to the requirements of  the  Securities
Act  of  1933,  the Registrant certifies that it  has
reasonable grounds  to  believe  that it meets all of
the   requirements  of  filing  on  Form   SB-2   and
authorized  this  Amendment No. 2 to its Registration
Statement  to  be  signed   on   its  behalf  of  the
undersigned, in the City of Englewood, State of Colorado on October 31, 1997.

                    FRANKS' EXPRESS, INC.


                         By:    /S/   CHARLES  BURTON
                                  Charles     Burton,
President

     In  accordance  with  the  requirements  of  the
Securities Act of 1933, this Amendment  No. 2 to Form
SB-2   Registration  Statement  was  signed  by   the
following persons in the capacities and on the dates indicated.



Date:  October 31, 1997         /S/ CHARLES BURTON
                               Charles Burton, President,
                               Chief Executive
                              Officer, Principal Financial
                               Officer and Director


Date:  October 31, 1997         /S/ ROGER D. JONES
                               Roger D. Jones,
                               Secretary and
                               Director


Date:  October 31, 1997         /S/ SANDRA S. STEINBERG
                               Sandra  S. Steinberg,
                               Treasurer, Principal
                               Accounting Officer and
                               Director

                   EXHIBIT INDEX


EXHIBIT NO.    TITLE
PAGE

     1.1 Selected Dealers Agreement  ........
     1.2 Escrow Agreement  .............
       3.1   Restated   and   Amended   Articles   of
Incorporation................................
     3.2 By-Laws .......................
     3.3 Agreement Among Officers, Directors
          and 10% Shareholders
     5.0 Opinion  of David M. Summers, Esq. regarding
legality
     23.1 Consent of David M. Summers, Esq. .
     23.2 Consent of Janet Loss, C.P.A., P.C.  ...
     99.1 Subscription Agreement ............

                ESCROW AGREEMENT

     AGREEMENT made  this       day of October, 1997,
by  and  among the Company  whose  name  and  address
appear on  the  Information Sheet (as defined herein)
attached  to  this   Agreement  and  Corporate  Stock
Transfer, Inc., a Colorado  corporation  (the "Escrow
Agent").

               W I T N E S S E T H:

     WHEREAS, the Company, will offer the  sale  (the
"Offering") certain securities of the Company in the form of shares of Common Stock (the "Shares"), Pursuant to Rule 419 ("Rule "419") of the Securities
Act of 1933, as amended the "Securities Act"), as set forth in the Company's Prospectus dated October ___, 1997. The offer and sale of the Shares are being registered under the Securities Act. The purchase price per Share is $1.00.

     WHEREAS, the Company desires to establish an escrow account (the "Escrow Account"), to which the net proceeds of the Offering and the Certificates representing the Shares issued in connection with the Offering (the "Share Certificates") (the net proceeds and the Share Certificates are collectively referred to as the "Fund"), are to be credited and held, and the Escrow Agent is willing to establish the Escrow
Account on the terms and subject to the conditions hereinafter set forth; and

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

     1.   INFORMATION  SHEET.  Each  capitalized term
not  otherwise defined in this Agreement  shall  have
the  meaning   set   forth   for  such  term  on  the
information sheet which is attached to this Agreement as Exhibit A and is incorporated by reference herein and made a part of this Agreement (the "Information
Sheet").

     2.   ESTABLISHMENT OF THE BANK ACCOUNT.

     2.1  The   Escrow   Agent   shall  establish  an
interest bearing escrow account at the branch of Norwest Bank of Denver, N.A. selected by the Escrow
Agent, and bearing the designation set forth on the Information Sheet (heretofore defined as the "Bank
Account"). The purpose of the Bank Account is for the deposit of the net proceeds to be derived by the Company from the sale of the Shares and for the deposit of the Share Certificates representing the Shares issued in connection with the Offering.

     3.   DEPOSITS TO THE BANK ACCOUNT.

     3.1  DEPOSIT  OF  NET OFFERING PROCEEDS. Subject
to   Rule  419,  upon  the  Company's   receipt   and
acceptance of subscriptions and Offering proceeds, the Company shall promptly deliver to the Escrow
Agent a
certified or bank check in the amount of 90% of the Offering proceeds drawn to the order of the Escrow
Agent or, alternatively, drawn to the order of the Company but endorsed by the Company for collection by the Escrow Agent and credited to the Escrow Account.

     3.2  DEPOSIT  OF  SHARE  CERTIFICATES. All share
certificates  representing  the  Shares   issued   in
connection  with  the  Offering shall be deposited by
the Company directly into the Escrow Account promptly
upon issuance.  The identity of the purchasers of the
securities   shall   be   included   on   the   stock
certificates  or  other  documents   evidencing  such
securities.   Securities  held in the Escrow  Account
are to remain as issued and  deposited  and  shall be
held  for  the  sole  benefit  of the purchasers, who
shall have voting rights with respect  to  Securities
held in their names, as provided by applicable  state
law.   No transfer or other disposition of securities
held in the Escrow Account or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order.

     4.   DISBURSEMENT FROM THE BANK ACCOUNT.

     4.1  Upon  the  earlier  of  (i)  receipt by the
Escrow  Agent  of  a signed representation  from  the
Company  to  the  Escrow   Agent,  attached  to  this
Agreement  as  Exhibit  B  and  is   incorporated  by
reference herein and made a part of this Agreement, that the requirements of Rule 419 (e)(1) and (e)(2) have been met, and consummation of an acquisition(s) meeting the requirements of Rule 419 (e)(1).

     4.2  Notwithstanding   the  foregoing,   if   an
acquisition  meeting  the requirements  of  Rule  419
(e)(1) has not occurred  by  a  date within 18 months
after   the   effective   date  of  the  Registration
Statement, funds held in the Escrow Account shall be returned by first class mail or equally prompt means to the purchasers within five business days following that date.

     4.3  Upon disbursement of the  Fund  pursuant to
the  terms of this Paragraph, the Escrow Agent  shall
be relieved  of  all further obligations and released
from  all liability  under  this  Agreement.   It  is
expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the fund.

     5.   RIGHTS,   DUTIES  AND  RESPONSIBILITIES  OF
ESCROW AGENT.                                     It
is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

     5.1  The Escrow  Agent shall be entitled to rely
upon the accuracy, act in reliance upon the contents,
and   assume   the   genuineness   of   any   notice,
instruction, certificate,  signature,  instrument  or
other  document  which  is  given to the Escrow Agent
pursuant to this Agreement without  the  necessity of
the  Escrow  Agent  verifying  the  truth or accuracy
thereof.  The Escrow Agent shall not  be obligated to
make any inquiry as to the
authority,  capacity,  existence or identity  of  any
person  purporting  to  give   any   such  notice  or
instructions or to execute any such certificate, instrument or other document.

     5.2  If the Escrow Agent is uncertain  as to its
duties  or  rights  under  this  Agreement  or  shall
receive   instructions   with  respect  to  the  Bank
Account, the Escrow Amounts or the Fund which, in its
sole determination, are in conflict either with other
instructions received by it  or with any provision of
this  Agreement,  it shall be entitled  to  hold  the
Escrow Amounts, the  Fund,  or  a portion thereof, in
the  Bank  Account  pending  the resolution  of  such
uncertainty to the Escrow Agent's  sole satisfaction,
by final judgment of a court or courts  of  competent
jurisdiction  or  otherwise; or the Escrow Agent,  at
its sole discretion,  may  deposit  the Fund (and any
other Escrow Amounts that thereafter  become  part of
the  Fund)  with  the  clerk  of a court of competent
jurisdiction in proceeding to which  all  parties  in
interest  are joined.  Upon the deposit by the Escrow
Agent of the  Fund  with  the clerk of any court, the
Escrow  Agent  shall  be  relieved   of  all  further
obligations and released from all liability under this Agreement.

     5.3 The Escrow Agent shall not be liable for any action taken or omitted under this Agreement, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

     5.4  The    Escrow   Agent   shall    have    no
responsibility at any time to ascertain whether or not any security interest exists in the Escrow
Amounts, the Fund or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Fund or any part thereof.

     6.   AMENDMENT;  RESIGNATION. The Agreement  may
be altered or amended only  with  the written consent
of  the  Company  and the Escrow Agent.   The  Escrow
Agent  may  resign for  any  reason  upon  three  (3)
business days'  prior  written notice to the Company.
Should the Escrow Agent resign as herein provided, it shall turn over to a successor escrow agent appointed by the Company, all monies and property, including the Share Certificates, held under this Agreement upon presentation of the documentation appointing the new escrow agent and its acceptance thereof; or b) if the resigning Escrow Agent shall not have received written notice signed by the Company and a successor escrow agent, then the resigning Escrow Agent shall deposit the Escrow Account with any court it deems appropriate; whereupon, in either case, the Escrow
Agent shall be relieved of all further obligations and released from all liability under this Agreement.
Without limiting the provisions of Paragraph 8 of this Agreement, the resigning Escrow Agent shall be entitled to be reimbursed by the Company for any reasonable expenses incurred in connection with its resignation, transfer of the Fund to a successor escrow agent or distribution of the Fund pursuant to this Paragraph.

     7. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Escrow Agent that, to its knowledge:

     7.1 No party other than the parties to this Agreement and the Company's Shareholders have, or shall have, any lien, claim or security interest in the Escrow Amounts or the Fund or any part thereof.

     7.2  No financing  statement  under  the Uniform
Commercial  Code  is  on  file  in  any  jurisdiction
claiming   a   security  interest  in  or  describing
(whether  specifically   or   generally)  the  Escrow
Amounts or the Fund or any part thereof.

     7.3  All  of the information  contained  in  the
Information  Sheet   is,  as  of  the  date  of  this
Agreement,  and  will  be,   at   the   time  of  any
disbursement of the fund, true and correct in all material respects. .

     8.   FEES AND EXPENSES.  The  Escrow Agent shall
be entitled to the Escrow Agent Fees set forth on the
Information Sheet, payable as and when stated in this
Agreement.   In  addition,  the  Company   agrees  to
reimburse   the   Escrow  Agent  for  any  reasonable
expenses  incurred  in  connection  with  the  Escrow
Agent's performance under  this Agreement, including,
but  not limited to, reasonable  counsel  fees.   The
Escrow Agent shall have a lien upon the Fund to the extent of its fees for services as Escrow Agent.

     9.   INDEMNIFICATION AND CONTRIBUTION.

     9.1  The Company  agrees to indemnify the Escrow
Agent and its officers,  Directors, employees, agents
and shareholders (collectively  referred  to  as  the
"Indemnitees") against, and hold them harmless of and
from,  any  and all loss, liability, cost, damage and
expense, including,  without  limitation,  reasonable
counsel  fees,  which  the Indemnitees may suffer  or
incur by reason of any action,  claim  or  proceeding
brought  against  the Indemnitees arising out  of  or
relating  in  any  way   to  this  Agreement  or  any
transaction to which this  Agreement  relates, unless
such action, claim or proceeding is the result of the
willful  misconduct  or  gross  negligence   of   the
Indemnitees.

     9.2  If  the  indemnification  provided  for  in
Paragraph  9.1  is  applicable, but for any reason is
held  to  be  unavailable,   the   Indemnitors  shall
contribute such amounts as are just  and equitable to
pay,  or  to  reimburse  the  Indemnitees  for,   the
aggregate of any and all losses, liabilities, costs, damages and expenses, including, without limitation, reasonable counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors.

     9.3 The provisions of this Paragraph shall survive any termination of this Agreement, whether by disbursement of the Fund, resignation of the Escrow
Agent or otherwise.

     10.  GOVERNING    LAW   AND   ASSIGNMENT.   This
Agreement shall be construed  in  accordance with and
governed  by  the laws of the State of  Colorado  and
shall be binding  upon  the parties to this Agreement
and   their   respective  successors   and   assigns;
provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Escrow Amounts or the Fund shall be not be valid as against the Escrow Agent unless: (a) written notice thereof shall be given to the Escrow
Agent; and (b) the Escrow Agent shall have consented in writing to such assignment or transfer.

     11.  NOTICES.  All  notices required to be given
in connection with this Agreement  shall  be  sent by
registered   or   certified   mail,   return  receipt
requested,   or   by   hand   delivery  with  receipt
acknowledged, by overnight courier,  such  as Federal
Express, or by the Express Mail Service offered by the United States Post Office, and addressed, if to the Company, at its respective address set forth on the Information Sheet, and if to the Escrow Agent, at its address set forth above.

     12.  SEVERABILITY.  If  any  provision  of  this
Agreement or the application thereof to any person or
circumstances  shall  be determined to be invalid  or
unenforceable,  the  remaining   provisions  of  this
Agreement  or  the application of such  provision  to
persons or circumstances other than those to which it
is  held  invalid   or  unenforceable  shall  not  be
affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

     13.  EXECUTION  IN  SEVERAL  COUNTERPARTS.  This
Agreement may be executed  in several counterparts or
by separate instruments, and all of such counterparts
and  instruments  shall  constitute   one  agreement,
binding on all of the parties hereto.

     14.  ENTIRE     AGREEMENT.     This    Agreement
constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith.

     IN   WITNESS   WHEREOF,  the  undersigned   have
executed this Agreement as of the day and year first above written.

FRANKS' EXPRESS, INC.              CORPORATE    STOCK
TRANSFER, INC.
  the Company                        as Escrow Agent



By:                                By:

     Name:                              Name:
     Title:                             Title:

                     EXHIBIT A


        ESCROW AGREEMENT INFORMATION SHEET

THE COMPANY

Name:     FRANKS' EXPRESS, INC.

Address:  12146 East Amherst Circle
          Aurora, Colorado  80014

Jurisdiction   of   incorporation   or  organization:
Colorado

THE SHARES

Description of the Shares to be offered:  One Hundred
Thousand (100,000) Shares of Common Stock, no par value. The purchase price per Share is $1.00.

TERM OF ESCROW AGREEMENT

The earlier of (i) the  liquidation of the Company or
(ii)  the receipt by the Escrow  Agent  of  a  signed
representation  from  the Company to the escrow agent
that   the   Company  has  consummated   a   Business
Combination and  satisfied  the  requirements of Rule
419.

TITLE OF ESCROW ACCOUNT:

FRANKS' EXPRESS, INC. ESCROW ACCOUNT

ESCROW AGENT FEES

Amount due on execution of the Escrow Agreement $750 and $750 upon completion of the escrow, which fee includes one closing.

                     EXHIBIT B


              RULE 419 REPRESENTATION

     Franks'  Express,  Inc.  (the  "Company") hereby
represents  and  warrants  that (i) the  Company  has
entered into an agreement with  respect to a Business
Combination:  (ii)  the  Company has  filed  a  post-
effective amendment to its  registration statement on
Form  SB-2,  Registration  No.                      ;
(iii) the prospectus contained  in the post-effective
amendment    has   been   sent   to   the   Company's
shareholders; (iv) each purchaser of securities in the Offering has been given no fewer than 20 and no more than 45 business days from the effective date of the prospectus to elect whether to remain as an investor; and (v) the Business Combination has been consummated. The occurrence of such events evidences the Company's compliance with the requirements of Rule 419 (e)(1) and Rule 419 (e)(2).

                                   FRANKS'   EXPRESS,
INC.



                                   By:
                                        Name:
                                        Title:

                     EXHIBIT C


               FORM OF AUTHORIZATION

CORPORATE STOCK TRANSFER

     TO WHOM IT MAY CONCERN:

     The  undersigned  hereby  direct  you  to  issue
checks  or  wire  funds  upon  representation of wire
instructions from the Corporate  Stock Transfer, Inc.
f/b/o  Franks'  Express,  Inc.  Escrow   Account   as
follows:

                    NAME                AMOUNT

               FRANKS' EXPRESS, INC.    $


Date:                    , 1997

                                   By:
                                        Name:
                                        Title:

                             AGREEMENT

          This Agreement (this "Agreement") dated as of May 1, 1997, is among each of the officers, directors and owners of 10% or more of the outstanding capital stock of Franks' Express, Inc., a Colorado corporation (the "Company).

         WHEREAS, in connection with the offering of shares of common stock ("Common Stock") by the Company pursuant to a Registration Statement (the "Registration Statement") filed with the United States Securities and Exchange Commission (the "Offering"), and

         WHEREAS, capitalized terms appearing in this Agreement shall have the meanings ascribed to them in the Registration Statement,

         NOW, THEREFORE,

         The parties to this Agreement hereby agree that none of the undersigned shall:

          1. Actively negotiate for or otherwise consent to the disposition of any portion of their Common Stock at a per share price different than that offered with respect to the Shares sold in this offering as a condition to or in connection with a with a Business Combination.

          2. CAuse any securities of the Company to be sold by any officers, directors, greater than 10% shareholders or persons who may be deemed promoters of the Company, except as may otherwise be made in permitted market transactions without affording all shareholders of the Company a similar opportunity, until after the Company has consummated a Business Combination in accordance with the provisions of SEC Rule 419.

          3. Allow the Company to borrow funds to be used directly or indirectly to (a) purchase any shares of the Company's Common Stock owned by management of the Company, or (b) make payments to the Company's promoters, management or their affiliates or associates, until after the Company has consummated a Business Combinationnn in accordance with the provisions of SEC Rule 419.

          EXECUTED, to be effective as of May 1, 1997.

__________________________          ____________________________
Charles Burton                      Roger Jones


__________________________
Sandra Steinberg

                         Janet Loss, C.P.A., P.C.
                       Certified Public Accountant
                   3525 South Tamarac Drive, Suite 120
                          Denver, Colorado 80237
                             (303) 220-0227

Board of Directors
Franks' Express, Inc.
12146 East Amherst
Aurora, Colorado 80014

I have audited the Balance sheets of Franks' Express, Inc., as of June 30, 1997 and 1996 and December 31, 1996 and 1995, and the statements of Operations, Stockholders Equity and Cash Flows for the sic months ended June 30,1 997 and 1996 and for the years ended December 31, 1996 and 1995.

I conducted my audit in accordance witha generally accepted auditing standards. These standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements.
An audit also includes assessing the accounting principals used and significant estimates made by management as well as evaluating the overall financial statement presentation.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Franks' Express, Inc. as of June 30, 1997 and 1996 and December 31, 1996 and 1995, and the results of its operations and its cash flow for the six months ended June 30, 1997 and 1996 and for the years ended Decemger 31, 1996 and 1995.


\S\ Janet Loss, C.P.A., P.C.

October 27, 1997